                                                                     EXHIBIT 2.1


                                                               EXECUTION VERSION

================================================================================



                            ASSET PURCHASE AGREEMENT

                                  by and among

                       NUCENTRIX BROADBAND NETWORKS, INC.

                      and those additional Subsidiaries of
                       NUCENTRIX BROADBAND NETWORKS, INC.
                      listed on the signature pages hereto,

                        NEXTEL SPECTRUM ACQUISITION CORP.

                                       and

                     UNRESTRICTED SUBSIDIARY FUNDING COMPANY

                          Dated as of November 10, 2003


================================================================================

                                TABLE OF CONTENTS

                                                                                                              PAGE
ARTICLE I             DEFINITIONS................................................................................2

         1.01     Definitions....................................................................................2

         1.02     Other Terms....................................................................................9

ARTICLE II            PURCHASE AND SALE OF ASSETS................................................................9

         2.01     Purchase and Sale..............................................................................9

         2.02     Acquired Assets................................................................................9

         2.03     Excluded Assets...............................................................................10

         2.04     Assumed Liabilities...........................................................................13

         2.05     Excluded Liabilities..........................................................................13

         2.06     Assumed Contracts; Default Cures..............................................................14

         2.07     Right to Exclude Certain Assets...............................................................14

         2.08     Risk of Loss..................................................................................15

ARTICLE III           PURCHASE PRICE............................................................................15

         3.01     Purchase Price................................................................................15

         3.02     Purchase Price Deposit........................................................................15

         3.03     Payments and Computations.....................................................................16

         3.04     Purchase Price Allocation.....................................................................16

ARTICLE IV            THE CLOSING...............................................................................16

         4.01     Closing Date..................................................................................16

         4.02     Deliveries by Sellers.........................................................................17

         4.03     Deliveries by Purchaser.......................................................................17

         4.04     Joint Delivery................................................................................18

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF SELLERS.................................................18

         5.01     Organization; Standing and Power..............................................................18

         5.02     Authority; Execution and Delivery; Enforceability.............................................18

         5.03     No Conflicts..................................................................................19

         5.04     Governmental Filings; Consents................................................................19

         5.05     Title to and Condition of Acquired Assets.....................................................19

         5.06     Real Property.................................................................................20

         5.07     Tower Leases..................................................................................20

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE
         5.08     Contracts.....................................................................................21

         5.09     Permits.......................................................................................22

         5.10     Company FCC Licenses..........................................................................22

         5.11     Acquired Spectrum Leases......................................................................24

         5.12     Intentionally Deleted.........................................................................25

         5.13     Taxes.........................................................................................25

         5.14     Proceedings...................................................................................25

         5.15     Compliance with Laws..........................................................................25

         5.16     Environmental Matters.........................................................................25

         5.17     Absence of Certain Changes....................................................................26

         5.18     Network Equipment.............................................................................26

         5.19     Spare Parts and Equipment.....................................................................26

         5.20     Brokers or Finders............................................................................26

         5.21     Interference Coordination Agreements..........................................................26

         5.22     Intellectual Property.........................................................................26

         5.23     Cable Systems.................................................................................27

         5.24     Acquired WCS Agreements.......................................................................28

         5.25     Collective Bargaining Agreements..............................................................28

         5.26     Accuracy of Copies and Statements.............................................................28

         5.27     ERISA.........................................................................................28

         5.28     Nucentrix Reports; Financial Statements.......................................................28

         5.29     Insurance.....................................................................................29

         5.30     WorldCom BTA Agreements.......................................................................29

         5.31     Non-U.S. Operations...........................................................................29

ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................................29

         6.01     Organization; Standing and Power..............................................................29

         6.02     Authority; Execution and Delivery; Enforceability.............................................29

         6.03     No Conflicts..................................................................................30

         6.04     Governmental Filings; Consents................................................................30

         6.05     Litigation....................................................................................30

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE
         6.06     Financing.....................................................................................30

         6.07     Brokers or Finders............................................................................30

         6.08     No Filings Outside United States..............................................................30

ARTICLE VII           COVENANTS.................................................................................31

         7.01     Operation of Acquired Assets Prior to Closing.................................................31

         7.02     Access to Information; Access to Personnel; Site Inspections..................................32

         7.03     Spectrum Testing..............................................................................33

         7.04     FCC Filings...................................................................................33

         7.05     Third Party Consents..........................................................................35

         7.06     Commercially Reasonable Efforts...............................................................35

         7.07     Notification of Certain Matters...............................................................35

         7.08     Maintenance of FCC Licenses...................................................................36

         7.09     Bankruptcy Covenants..........................................................................38

         7.10     Intentionally Deleted.........................................................................38

         7.11     Employee Matters..............................................................................38

         7.12     Further Assurances............................................................................38

         7.13     Tax Matters...................................................................................39

         7.14     Confidentiality...............................................................................40

         7.15     Press Releases................................................................................42

         7.16     Expenses......................................................................................42

         7.17     Rejected Contracts............................................................................42

         7.18     Renewal of Certain Short Term Leases..........................................................42

         7.19     Apportionment of Prepaid Expenses and Accounts Payable........................................42

         7.20     Intentionally Deleted.........................................................................44

         7.21     Third Party Dedicated Equipment...............................................................44

         7.22     FCC Waivers...................................................................................44

         7.23     Mutual Releases...............................................................................44

         7.24     Common Equipment..............................................................................45

         7.25     FCC Amount....................................................................................45

         7.26     WorldCom BTAs.................................................................................46

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE
         7.27     Transition Servicing..........................................................................46

         7.28     Non-competition...............................................................................46

         7.29     Jonesboro BTA Agreement.......................................................................46

         7.30     HSR Filing....................................................................................46

         7.31     Performance...................................................................................47

         7.32     Assignment of FCC Licenses after the Closing..................................................47

ARTICLE VIII          CLOSING CONDITIONS........................................................................47

         8.01     Conditions to Obligations of Purchaser and Sellers............................................47

         8.02     Additional Conditions to Obligations of Purchaser.............................................48

         8.03     Additional Conditions to Obligations of Sellers...............................................50
ARTICLE IX            TERMINATION...............................................................................50

         9.01     Termination...................................................................................51

         9.02     Effect of Termination.........................................................................52

         9.03     Intentionally Deleted.........................................................................52

ARTICLE X             INDEMNIFICATION...........................................................................52

         10.01    Indemnification by Sellers....................................................................52

         10.02    Indemnification by Purchaser..................................................................52

         10.03    Calculation of Losses; Limitation of Liability................................................53

         10.04    Termination of Indemnification................................................................53

         10.05    Procedures....................................................................................53

ARTICLE XI            GENERAL PROVISIONS........................................................................55

         11.01    Amendment and Waiver..........................................................................55

         11.02    Survival of Representations and Warranties; No Other Representations and Warranties...........55

         11.03    Entire Agreement..............................................................................55

         11.04    Notices.......................................................................................55

         11.05    No Third-Party Beneficiaries; Liability; Non-Recourse.........................................57

         11.06    Interpretation; Exhibits and Schedules; Certain Definitions...................................57

         11.07    Assignment....................................................................................57

         11.08    Severability..................................................................................58

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE
         11.09    Submission to Jurisdiction; Consent to Service of Process.....................................58

         11.10    Waiver of Jury Trial..........................................................................58

         11.11    Specific Performance..........................................................................59

         11.12    Construction..................................................................................59

         11.13    Governing Law.................................................................................59

         11.14    Counterparts..................................................................................59

         11.15    Intentionally Deleted.........................................................................59

         11.16    Funding.......................................................................................59

                              TABLE OF DEFINITIONS

Term                                                                                                     Section
Accounts Receivable.........................................................................................1.01
Acquired Assets.............................................................................................2.02
Acquired Spectrum Leases................................................................................2.02(vi)
Acquired Tower Leases....................................................................................2.02(i)
Acquired WCS Agreements.....................................................................................5.24
Acquisition.................................................................................................2.01
Administrative Bar Date.....................................................................................1.01
Affected Lessor.............................................................................................1.01
Affiliate...................................................................................................1.01
Ancillary Agreements....................................................................................2.03(iv)
Annual FCC Reports..........................................................................................1.01
Appeal......................................................................................................1.01
Approval Motion..........................................................................................7.09(a)
Approval Order..............................................................................................1.01
Assigned Contracts.....................................................................................2.02(vii)
Assigned Permits.......................................................................................2.02(iii)
Assumed Liabilities.........................................................................................2.04
Auction.................................................................................................Recitals
Bankruptcy Cases........................................................................................Recitals
Bankruptcy Code.........................................................................................Recitals
Bankruptcy Court............................................................................................1.01
Bidding Procedures Order................................................................................Recitals
Books and Records........................................................................................2.02(x)
BTA.........................................................................................................5.21
Business................................................................................................Recitals
Business Day................................................................................................1.01
Claims......................................................................................................1.01
Clearwave...................................................................................................1.01
Closing.....................................................................................................4.01
Closing Date................................................................................................4.01
Closing Period Tax Obligations...........................................................................7.13(c)
Code........................................................................................................1.01
Common Equipment............................................................................................1.01
Communications Act..........................................................................................1.01
Company FCC Licenses....................................................................................2.02(iv)
Company Pending Applications................................................................................1.01
Confidential Information.................................................................................7.14(c)
Consent.....................................................................................................5.04
Constructed Facilities...................................................................................5.10(e)
Contracts...................................................................................................1.01
Default Cures...............................................................................................2.06
Determination Date.......................................................................................2.07(a)
DIP Loan Agreement..........................................................................................1.01
DOJ.........................................................................................................7.30
Enforceability Exceptions...................................................................................5.02

                              TABLE OF DEFINITIONS
                                   (continued)

Term                                                                                                     Section
Environmental Law...........................................................................................1.01
ERISA.......................................................................................................5.27
ERISA Affiliate.............................................................................................5.27
Escrow Agent................................................................................................3.02
Escrow Agreement............................................................................................1.01
Escrowed Funds..............................................................................................3.02
Exchange Act................................................................................................5.04
Excluded Assets.............................................................................................2.03
Excluded Causes of Action...................................................................................1.01
Excluded Liabilities........................................................................................2.04
Exclusion Date...........................................................................................2.07(c)
FAA......................................................................................................5.07(c)
FCC.........................................................................................................5.04
FCC Amount..................................................................................................7.25
FCC Assignment Applications..............................................................................7.04(b)
FCC License.................................................................................................1.01
FCC Rules...................................................................................................1.01
Final Order.................................................................................................1.01
FTC.........................................................................................................7.30
GAAP........................................................................................................5.28
Governmental Authority......................................................................................1.01
Hazardous Substance.........................................................................................1.01
HSR Act.....................................................................................................5.04
HSR Rules...................................................................................................7.30
Indemnified Party.......................................................................................10.05(a)
Intellectual Property.......................................................................................1.01
Intellectual Property Contracts.............................................................................1.01
Interference Coordination Agreements........................................................................5.21
ITFS........................................................................................................1.01
Jonesboro BTA...............................................................................................1.01
Jonesboro BTA Agreement.....................................................................................1.01
Jonesboro Proceeds.......................................................................................7.29(a)
Judgment....................................................................................................5.03
Knowledge of Purchaser......................................................................................1.01
Knowledge of Sellers........................................................................................1.01
Law.........................................................................................................1.01
Leased Pending Applications..............................................................................5.11(d)
Legal Restraints.........................................................................................8.01(a)
Liabilities.................................................................................................1.01
Licensed Intellectual Property..............................................................................1.01
Liens....................................................................................................5.05(a)
Loss........................................................................................................1.01
Market...................................................................................................5.10(a)

                              TABLE OF DEFINITIONS
                                   (continued)

Term                                                                                                     Section
MMDS........................................................................................................1.01
MMDS Business Information................................................................................7.14(b)
Non-Disclosure Agreement....................................................................................1.01
Nucentrix...........................................................................................Introduction
Nucentrix Trust Agreement...................................................................................1.01
Partitioned BTAs............................................................................................1.01
Permits.....................................................................................................1.01
Permitted Liens.............................................................................................1.01
Person......................................................................................................1.01
Plan Confirmation Hearing Date..............................................................................1.01
Predecessor-in-Interest.....................................................................................1.01
Principal BTA License...........................................................................Schedule 8.02(g)
Principal FCC License...........................................................................Schedule 8.02(g)
Proceeding..................................................................................................1.01
Prorated Expense Items...................................................................................7.19(a)
Purchaser...........................................................................................Introduction
Purchase Price..............................................................................................3.01
Purchaser Indemnified Party.............................................................................10.01(a)
Purchaser Release........................................................................................7.23(a)
PSA.........................................................................................................1.01
Remaining Licenses..........................................................................................7.32
Reports.....................................................................................................5.28
Representative..............................................................................................1.01
Sale Motion.............................................................................................Recitals
SEC.........................................................................................................5.28
Sellers.............................................................................................Introduction
Seller Indemnified Party................................................................................10.02(a)
Sellers' Budget..........................................................................................9.01(f)
Sellers Material Adverse Effect.............................................................................1.01
Sellers Release..........................................................................................7.23(b)
Site Holder.................................................................................................7.21
Spare Parts and Equipment...................................................................................1.01
Station Assets..............................................................................................1.01
Subsidiary..................................................................................................1.01
Tax.........................................................................................................1.01
Tax Escrow Account.......................................................................................7.13(d)
Tax Escrow Amount........................................................................................7.13(d)
Taxing Authority............................................................................................1.01
Terminated ITFS Lease.......................................................................................7.24
Termination Date.........................................................................................9.01(f)
Third Party Claim.......................................................................................10.05(a)
Third Party Dedicated Equipment.............................................................................1.01
Third Party Licenses........................................................................................1.01

                              TABLE OF DEFINITIONS
                                   (continued)

Term                                                                                                     Section
Tower Lease.................................................................................................1.01
Tower Sites.................................................................................................1.01
Trade Secrets...............................................................................................1.01
Transfer Tax................................................................................................1.01
Transmission Towers.........................................................................................1.01
USFCo...............................................................................................Introduction
WCS.........................................................................................................1.01
Wireless Cable Agreements...................................................................................1.01
WorldCom FCC Licenses.......................................................................................5.30
WorldCom BTAs...............................................................................................1.01
WorldCom BTA Agreements.....................................................................................1.01
WorldCom BTA Application.................................................................................7.04(d)

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of November ___, 2003, by and among Nucentrix Broadband Networks, Inc., a Delaware corporation ("Nucentrix"), those additional Subsidiaries of Nucentrix listed on the signature pages hereto (collectively, with Nucentrix, the "Sellers"), Nextel Spectrum Acquisition Corp., a Delaware corporation ("Purchaser"), and Unrestricted Subsidiary Funding Company, a Delaware corporation ("USFCo").

                                    RECITALS


         WHEREAS, Sellers hold assets, including licenses and leases for ITFS, MMDS and WCS spectrum, that are currently used or are useful for the provision of certain telecommunications services in the United States (the "Business"; defined terms used herein without definition have the meanings indicated in
Section 1.01);

         WHEREAS, Sellers and certain of their Subsidiaries have commenced cases, which are jointly administered under case no. 03-39123-HDH-11 (the "Bankruptcy Cases"), under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), by filing voluntary petitions with the United States Bankruptcy Court for the Northern District of Texas, and each Seller is a debtor in possession in the Bankruptcy Cases;

         WHEREAS, the sale, assumption and assignment of the Acquired Assets and assumption of the Assumed Liabilities will be conditioned, among other things, upon the requisite approval of the Bankruptcy Court and the FCC on the terms specified herein;

         WHEREAS, on September 5, Sellers filed with the Bankruptcy Court a motion (the "Sale Motion") seeking entry of an order, among other things, (i) establishing procedures for Sellers' proposed auction of the assets and liabilities of the Business and (ii) approving the terms and conditions of the Asset Purchase Agreement, dated as of September 5, 2003, by and among SBC Operations, Inc. and Sellers, subject to higher and better offers;

         WHEREAS, on September 16, 2003, the Bankruptcy Court entered an order approving procedures for Sellers' proposed auction of the assets and liabilities of the Business (the "Bidding Procedures Order"). In accordance with the Bidding Procedures Order, competing offers for the assets of the Business were considered and an auction was held on November 4, 2003, by Sellers and their representatives (the "Auction"); and

         WHEREAS, following the conclusion of the Auction, Sellers determined that Purchaser submitted the highest and best offer for the assets and liabilities of the Business. Sellers therefore wish to sell to Purchaser and Purchaser wishes to purchase from Sellers the Acquired Assets and assume the Assumed Liabilities pursuant to Sections 363 and 365 of the Bankruptcy Code and the applicable Federal Rules of Bankruptcy Procedure, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         1.01 Definitions. In this Agreement, the following capitalized terms have the meanings set forth below (such meanings being applicable to both the singular and plural forms of the terms defined):

         "Accounts Receivable" shall mean all amounts owed to any Seller or any of its Subsidiaries in respect of services provided by any such Person.

         "Administrative Bar Date" means the date set by the Bankruptcy Court as the last day upon which administrative expense claims may be filed in the Bankruptcy Cases.

         "Affected Lessor" means any third party holder of an FCC License for ITFS that leases spectrum under such FCC License for ITFS to any Seller or any Subsidiary of a Seller.

         "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided that with respect to Sections 3.04 (Purchase Price Allocation), 5.10(a) (Company FCC Licenses) and
7.16 (Expenses) of this Agreement, a stockholder of Nucentrix (and any Person who may be deemed an Affiliate of any Seller solely by reason of its relationship with a stockholder of Nucentrix) shall not be deemed to be an Affiliate of Sellers.

         "Annual FCC Reports" means those reports, filings, notices and regulatory fees required to be filed annually with the FCC by licensees, permittees, conditional licensees and operators, including reports required by Sections 21.11(a), 21.911, 21.307(d) and 21.920 of the FCC Rules, as such reports, filings, notices, regulatory fees and similar filing and payment requirements may be added or amended.

         "Approval Order" means an order or orders of the Bankruptcy Court in form and substance reasonably acceptable to Purchaser approving this Agreement and all of the terms and conditions hereof, and approving and authorizing Sellers and their Subsidiaries to consummate the Acquisition and the other transactions contemplated hereby. Without limiting the generality of the foregoing, no such order shall be deemed an Approval Order unless it finds and provides that: (i) the Acquired Assets sold, assigned, transferred, conveyed or delivered to Purchaser pursuant to this Agreement will be transferred to Purchaser free and clear of all Liens and Claims, with all Liens to be paid in full at Closing or otherwise attach to the proceeds of such sale, except to the extent Purchaser agrees otherwise or, subject to the preceding sentence, as otherwise provided in this Agreement or the Approval Order; (ii) Purchaser has acted in "good faith" within the meaning of Section 363(m) of the Bankruptcy Code and is entitled to the protections of that section of the Bankruptcy Code;
(iii) this Agreement was negotiated, proposed and entered into by the parties hereto without collusion, in good faith and from arm's length bargaining positions; (iv) Purchaser is not acquiring or assuming any of Sellers' or any other Person's Liabilities, except as expressly provided in this Agreement; (v) subject to Section 2.07, all Acquired Tower Leases, Acquired Spectrum Leases and Assigned Contracts and all Assumed Liabilities related thereto shall be assumed by Sellers and assigned to Purchaser effective as of the Closing pursuant to
Section 365 of the Bankruptcy Code, and that all Liabilities relating to all

Default Cures in respect thereof shall be directly or indirectly borne fully by Sellers as contemplated by Section 2.06 and paid by Sellers pursuant to such order; (vi) the Bankruptcy Court shall retain jurisdiction to resolve any controversy or claim arising out of or relating to this Agreement, or the breach hereof; and (vii) this Agreement and the transactions contemplated hereby may be specifically enforced against and binding upon, and not subject to rejection or avoidance by, Sellers, any Subsidiaries of Sellers, any chapter 7 or chapter 11 trustee of any Seller or any of its Subsidiaries or otherwise on behalf of Sellers.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Texas or any other court having jurisdiction over the Bankruptcy Cases from time to time.

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which commercial banks are required or authorized by law to be closed in the City of New York.

         "Claims" shall have the meaning set forth in Section 101(5) of the Bankruptcy Code.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Equipment" shall mean any equipment (other than Third Party Dedicated Equipment) which is owned by a Seller or any Subsidiary of a Seller (and used in connection with the transmission of signals to or from a Tower
Site) and an Affected Lessor that is not an Affiliate of any Seller.

         "Communications Act" means the Communications Act of 1934, as amended, 47 U.S.C. Sections 151 et seq.

         "Company Pending Applications" means all applications pending with the FCC for new FCC Licenses for MMDS or WCS, assignments or transfers of FCC Licenses for MMDS or WCS, modifications of FCC Licenses for MMDS or WCS, extensions of time to construct PSA stations and renewals of FCC Licenses for MMDS or WCS filed by any Seller or any Subsidiary of a Seller.

         "Contracts" means contracts, bids, proposals, leases, subleases, licenses, agreements, commitments and other arrangements, including customer, supplier and subscriber contracts, in each case, whether oral or written, but excluding Permits.

         "DIP Loan Agreement" means the Debtor in Possession Credit Agreement, dated November 10, 2003, by and among Sellers and Purchaser providing for the advancement of funds by Purchaser to Sellers or their Subsidiaries, attached hereto as Exhibit A.

         "Environmental Law" means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health, safety, or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (iii) noise, odor, indoor air, employee exposure, electromagnetic emissions, wetlands, pollution, contamination or any injury or threat of injury to Persons or property relating to any Hazardous Substance.

         "Escrow Agreement" means the Escrow Agreement, dated October 24, 2003, by and among Purchaser, Nucentrix and the Escrow Agent, attached hereto as Exhibit B.

         "Excluded Causes of Action" shall mean those causes of action set forth on Schedule 1.01(a).

         "FCC License" means any license, permit, certificate, approval, franchise, consent, waiver, registration or other authorization issued by the FCC.

         "FCC Rules" means Title 47 of the Code of Federal Regulations, as amended from time to time, and any policies or published decisions issued pursuant to such regulations or the Communications Act.

         "Final Order" means an action, order, judgment or decree: (i) which has not been reversed, stayed, enjoined, set aside, annulled or suspended; (ii) in relation to which no request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other administrative or judicial petition for review or reconsideration (collectively, an "Appeal") is pending or has been granted; and (iii) as to which the prescribed time for filing an Appeal, and for the entry of orders staying, reconsidering, or reviewing the applicable Governmental Authority's own motion has expired.

         "Governmental Authority" means any: (i) federal, state, local, municipal, foreign or other government; (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitration tribunal.

         "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, black mold, radioactive material or radon; and (iii) any other substance which may be the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

         "Intellectual Property" means all: (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, "Trade Secrets"); (iv) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) all other intellectual property or proprietary rights.

         "Intellectual Property Contracts" means all Contracts concerning Intellectual Property to which the Sellers or their Subsidiaries are a party, including agreements granting the Sellers and their Subsidiaries rights to use the Licensed Intellectual Property, non-assertion agreements, settlement agreements, agreements granting rights to use Intellectual Property, trademark coexistence agreements and trademark consent agreements.

         "ITFS" means Instructional Television Fixed Service, a class of microwave frequencies licensed by the FCC pursuant to Part 74 of the FCC Rules.

         "Jonesboro BTA" means the FCC Licenses in the MMDS for the BTA with license number MDB219 (Jonesboro, Arkansas).

         "Jonesboro BTA Agreement" means the BTA Lease and Option Agreement, dated April 14, 2003, between Nucentrix Spectrum Resources, Inc., as lessor, and Clearwave Broadband Internet Solutions, Inc. ("Clearwave"), an Arkansas corporation, as lessee.

         "Knowledge of Purchaser" means the actual knowledge of Susan Z. Haller.

         "Knowledge of Sellers" means the actual knowledge of the individuals set forth on Schedule 1.01(b) after due inquiry (provided that due inquiry shall not require inquiries to or review of databases of the FCC or lessors of Acquired Spectrum Leases or holders of Third Party Licenses, or similar third parties (excluding Representative of Sellers)).

         "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, principle of common law, or judgment enacted, promulgated, issued, enforced or entered by any Governmental Authority, or other requirement or rule of law.

         "Liabilities" means, as to any Person, all debts, adverse claims, liabilities, commitments, responsibilities, loss contingencies and obligations of any kind or nature whatsoever, direct, indirect, absolute or contingent, of such Person, whether accrued or unaccrued, joint or several, vested or unvested, disputed or undisputed, liquidated or unliquidated, secured or unsecured, due or to become due, whether known or unknown, whether executory, determined, determinable or otherwise and whether or not actually reflected, or required to be reflected, in such Person's balance sheets or other books and records.

         "Licensed Intellectual Property" means Intellectual Property that any of the Sellers or their Subsidiaries are licensed or otherwise permitted by other Persons to use.

         "Loss" means any and all claims, losses, Liabilities, costs, penalties, fines and amounts paid or payable or expenses incurred (including reasonable fees for attorneys, accountants, consultants and experts), damages, diminution in value, obligations to third parties, expenditures, judgments, awards or settlements that are imposed upon or otherwise incurred by the relevant Person.

         "MMDS" means, collectively, Multipoint Distribution Service and Multichannel Multipoint Distribution Service, in each case a domestic transmission service licensed by the FCC pursuant to Part 21 of the FCC Rules.

         "Non-Disclosure Agreement" means that certain Non-Disclosure Agreement, dated September 25, 2003, between Nextel Communications, Inc. and Nucentrix.

         "Nucentrix Trust Agreement" means that certain Trust Agreement dated as of January 19, 2001, by and between Nucentrix and David R. Hollowell.

         "Partitioned BTAs" means that portion of the WorldCom BTAs that is not leased pursuant to the WorldCom BTA Agreement.

         "Permits" means all licenses, permits, certificates, approvals, registrations and other governmental or regulatory authorizations, except for FCC Licenses.

         "Permitted Liens" means all: (i) mechanics', carriers', workmen's, repairmen's Liens that do not impair the use of the property or assets by the Sellers and their Subsidiaries; (ii) Liens for Taxes that are not due and payable and that do not impair the use of the property or assets by the Sellers and their Subsidiaries; (iii) zoning, building, subdivision, environmental and other similar restrictions that do not impair the use of the property or assets by the Sellers and their Subsidiaries, as presently used or as necessary to maintain the Acquired Assets; (iv) recorded easements, unrecorded easements, covenants that run with the land or real property, rights-of-way and other similar restrictions that do not impair the use of the property or assets by the Sellers and their Subsidiaries; (v) Liens created under the DIP Loan Agreement, if any; and (vi) those Liens set forth on Schedule 1.01(c) that do not impair the use of the property or assets by the Sellers and their Subsidiaries.

         "Person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Authority or other entity or organization.

         "Plan Confirmation Hearing Date" means the date upon which the first hearing is held by the Bankruptcy Court to consider the approval of a chapter 11 plan of reorganization of any of Sellers.

         "Predecessor-in-Interest" of any Seller or any Subsidiary of any Seller means such Person whose interest in FCC Licenses or spectrum leases were succeeded by such Seller or Subsidiary.

         "Proceeding" means any action, arbitration, audit, hearing, complaint, inquiry, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator (other than proceedings involving the FCC that may relate to FCC Licenses for ITFS, MMDS or WCS in general that could not be reasonably expected to have a material effect, as determined in Purchaser's sole discretion, on the Company FCC Licenses or Acquired Spectrum Leases).

         "PSA" means the geographic area in which the licensee of an FCC License for ITFS or MMDS is protected from interference under FCC Rules.

         "Representative" means, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its Subsidiaries).

         "Sellers Material Adverse Effect" means any change, circumstance or event with respect to the Acquired Assets, any assets that would constitute Acquired Assets, if the Closing were to occur at the time of measurement, or the Assumed Liabilities that, individually or in the aggregate with all other adverse changes, circumstances or events, has, results in, has had, or has resulted in (i) a material adverse effect on, or on the value of, the Acquired Assets, taken as a whole, or a material increase in the amount of the Assumed Liabilities, or (ii) a material adverse effect on the ability of any Seller timely to consummate the Acquisition and the other transactions contemplated hereby and satisfy its obligations hereunder in accordance with the terms hereof; provided that no change, circumstance or event resulting from (i) the act of filing the Bankruptcy Cases, (ii) general economic conditions in the United States, (iii) a change in FCC Rules affecting the Company FCC Licenses to the extent that such change does not have a disproportionate effect on the Company FCC Licenses, or (iv) pre-petition amendments to Acquired Spectrum Leases that have resulted in deferral of payments to future periods shall be considered in determining that a Sellers Material Adverse Effect has occurred.

         "Spare Parts and Equipment" means the inventory of spare parts and equipment of the Sellers and their Subsidiaries that are used or useful or would be used or useful in connection with the operation or maintenance of other Acquired Assets, including transmitters, waveguides, antennas and related equipment, but excluding customer equipment.

         "Station Assets" means (i) the Tower Leases, (ii) the transmission and reception equipment, studio-to-transmitter linking equipment, tower equipment, test equipment, antennas, headend equipment, machinery, and other physical assets (including embedded software and Intellectual Property rights incorporated therein), buildings, improvements and fixtures, and all appurtenances thereto, whether or not located at a site covered by an Acquired Tower Lease, provided it is used or held for use by a Seller or a Subsidiary of Seller in connection with the operation of any Company FCC License or Acquired Spectrum Lease to be conveyed to Purchaser hereunder, (iii) the Spare Parts and Equipment, (iv) all of Sellers' right, title and interest in the Common Equipment, and (v) any tangible personal property set forth on Schedule 5.18, including any Third Party Dedicated Equipment set forth on Schedule 5.18; provided, however, that the Station Assets shall not include any (i) Third Party Dedicated Equipment that is not set forth on Schedule 5.18 or (ii) any customer premises equipment.

         "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person or by another Subsidiary of such Person.

         "Tax" means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, unemployment, social security, excise, severance, stamp, capital stock, occupation, property, environmental, telecommunications or windfall profit tax, premium, custom, duty or other tax), together with any interest, penalty, addition to tax or additional amount due thereon, imposed by any Taxing Authority.

         "Taxing Authority" means any Governmental Authority (domestic or foreign) responsible for the imposition of any tax.

         "Third Party Dedicated Equipment" means equipment owned by any Seller or any of its Subsidiaries that is used solely and exclusively for the transmission or reception of transmission capacity, authorized by FCC License issued to a third party not Affiliated with Nucentrix, pursuant to a lease or sublease that is not an Acquired Spectrum Lease between (i) a Seller or any of its Affiliates and (ii) a third party not Affiliated with Nucentrix, (A) including, to the extent they exist, channel-specific transmitters, channel-specific encoders, studio-to-transmitter link equipment, receive-only antennas located at the third party's premises, downconverters and modulators; and (B) excluding, notwithstanding the foregoing, (I) all Spare Parts and Equipment and inventory, (II) any equipment used or held for use by any Seller or any of its Subsidiaries in connection with the operation of any Company FCC License, (III) any equipment used or held for use by any Seller or any of its Subsidiaries in connection with the performance of any Acquired Spectrum Lease, and (IV) any equipment used or held for use by any Seller or any of its Subsidiaries in connection with the performance of its obligations under any Acquired Spectrum Lease or any Acquired Tower Lease.

         "Third Party Licenses" means the FCC Licenses held by the lessors under the Acquired Spectrum Leases.

         "Tower Lease" means the Contracts relating to the use by Sellers or their Subsidiaries of Transmission Towers or other transmission equipment (and the embedded software and Intellectual Property rights incorporated therein) on the Tower Sites that are set forth on Schedule 5.07(a).

         "Tower Sites" means any real property on which Transmission Towers used by Sellers or their Subsidiaries are located.

         "Transfer Tax" means any federal, state, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar Tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to Tax or interest with respect thereto (but excluding any gains and income Taxes).

         "Transmission Towers" means any towers or other "antenna structures" as defined by the FCC in Part 17 of the FCC Rules.

         "WCS" means Miscellaneous Wireless Communications Services, a domestic transmission service licensed by the FCC pursuant to Part 27 of the FCC Rules.

         "Wireless Cable Agreements" shall mean those Contracts, in effect from time to time, set forth on Schedule 1.01(d).

         "WorldCom BTAs" means the FCC Licenses in the MMDS for the BTAs with the following license numbers: (i) MDB257 (Little Rock, AR), (ii) MDB329 (Oklahoma City, OK), (iii) MDB101 (Dallas-Fort Worth, TX) and (iv) MDB401 (San Antonio, TX).

         "WorldCom BTA Agreements" means the BTA Lease and Option Agreement, dated October 31, 1997, by and between Heartland Wireless Commercial Channels, Inc., as lessor, and CS Wireless Systems, Inc., as lessee, as amended by Amendment dated December 2, 1998.

         1.02 Other Terms. Other capitalized terms may be defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement. All references to "$" and "dollars" shall be deemed to refer to United States currency unless otherwise specifically provided herein. All references to "true and complete" copies of specified documents, means true and complete copies of such documents, together with all material amendments, modifications and supplements thereto, and all waivers, consents and estoppels granted or delivered thereunder.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

         2.01 Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing, Sellers shall, and shall cause their Subsidiaries to, sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and assume from Sellers or their Subsidiaries (as the case may be), all of the Assumed Liabilities and all of their respective right, title and interest as of the Closing in and to the Acquired Assets, pursuant to Sections 363(f) and 365 of the Bankruptcy Code, free and clear of all Liens and Claims (other than the Permitted Liens described in clauses (iii), (iv) and (v) of the definition thereof). The purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities is referred to in this Agreement as the "Acquisition".

         2.02 Acquired Assets. The term "Acquired Assets" means all of the following properties and assets of Sellers:

                  (i) the Contracts set forth on Schedule 2.02(i) for any Tower Lease (the "Acquired Tower Leases");

                  (ii) all other Station Assets;

                  (iii) all Permits of Sellers or their Subsidiaries used or held for use in connection with the ownership or operation of the Acquired Assets (the "Assigned Permits");

                  (iv) the FCC Licenses set forth on Schedule 2.02(iv), which are held by any Seller or a Subsidiary of any Seller as of the date hereof, and any FCC License granted to Sellers or any of their Subsidiaries after the date hereof and on or before Closing that authorizes such Person to operate an MMDS or WCS station or gives to such Person the exclusive right to apply for an FCC license for specified spectrum in a specified geographic area (the "Company FCC Licenses");

                  (v) all Company Pending Applications that relate to the Company FCC Licenses;

                  (vi) the Contracts set forth on Schedule 2.02(vi), which give any Seller or any Subsidiary of any Seller an interest to use spectrum granted to the holder of an FCC License for ITFS, MMDS or WCS, including (a) any Leased Pending Application granted by the FCC during the period from the date hereof until the Closing Date and (b) any such interest held by a Predecessor-in-Interest of any Seller (the "Acquired Spectrum Leases");

                  (vii) the Acquired WCS Agreements, Interference Coordination Agreements, the Jonesboro BTA Agreement, the Nucentrix Trust Agreement and all Contracts pursuant to which third parties provide services necessary for any Seller or any Subsidiary of a Seller to perform any studio-to-transmitter transport or linking obligations under any Acquired Spectrum Lease (collectively, the "Assigned Contracts");

                  (viii) subject to Section 7.19, all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items that relate to any of the other Acquired Assets as of the Closing;

                  (ix) all rights, claims, causes of action, rights to payment or to enforce payment and credits to the extent relating to the other Acquired Assets or anything that would have been part of the other Acquired Assets, but for any destruction of such assets, including any such items arising under insurance policies (or, if not assignable or transferable, all of the Sellers and their Subsidiaries rights under such insurance policies with respect to such assets) and all guarantees, warranties, indemnities and similar rights in favor of any of the Sellers or any of their Subsidiaries in respect of the Acquired Assets, but not to the extent relating to any Excluded Asset or Excluded Liability, as provided in Section 2.03(ii);

                  (x) copies of the Acquired Spectrum Leases, Tower Leases, Assigned Contracts and other records, files and documents of Sellers and their Subsidiaries relating to any other Acquired Assets or to any Assumed Liability, including service records, delivery records, warranty documents, manuals, and all material lessor and lessee correspondence (in all cases, in any form or medium) (the "Books and Records"); and

                  (xi) the software databases and, to the extent permitted under the Bankruptcy Code, Intellectual Property held by Sellers and their Subsidiaries that have been used in the operation or ownership of the Acquired Assets.

         2.03 Excluded Assets. As used herein, the term "Excluded Assets" means all the properties, assets, goodwill and rights of any of the Sellers or their Subsidiaries of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by any of the Sellers or their Subsidiaries at the Closing that are not included in the Acquired Assets and, to the extent that they would otherwise constitute a portion of the Acquired Assets, the following:

                  (i) all cash and cash equivalents of any of the Sellers and their Subsidiaries except for any security deposits related to Acquired Assets;

                  (ii) all rights, claims, causes of action, rights of set-off, rights to payment or to enforce payment and credits of any of the Sellers or their Subsidiaries to the extent relating to any other Excluded Asset or any Excluded Liability, including any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of any of Sellers or their Subsidiaries in respect of any other Excluded Asset or any Excluded Liability;

                  (iii) all rights in connection with and all assets relating to any pension or other employee benefit plan of any of Seller or their Subsidiaries;

                  (iv) all rights, claims, demands and causes of action of any Seller under this Agreement, the Escrow Agreement, the DIP Loan Agreement and the other agreements and instruments executed and delivered in connection with this Agreement (such agreements and instruments, other than this Agreement, collectively, the "Ancillary Agreements");

                  (v) all financial, tax and other books and records of Sellers and their Subsidiaries to the extent they do not relate to the Acquired Assets;

                  (vi) subject to Section 7.13, any refunds or credits of Taxes
         (i) not otherwise related to the Acquired Assets or (ii) if related to the Acquired Assets, for any taxable period (or portion thereof) ending prior to the Closing Date that are owed to Sellers or their Subsidiaries;

                  (vii) all capital stock of each Seller and its Subsidiaries;

                  (viii) other than embedded software and Intellectual Property included in the Acquired Assets and other than as set forth in Section 2.02(xi), all computer software (and the Intellectual Property incorporated therein) owned by any of the Sellers and their Subsidiaries and all rights of any of the Sellers and their Subsidiaries in or to Intellectual Property or computer software that any third party has granted to any Seller or any Subsidiary of Seller pursuant to a license, sublicense, agreement or permission, including "off-the-shelf" software that is generally available to a public consumer for a price less than $1,000 per license or for a price less than $1,000 on a per-user basis;

                  (ix) other than embedded software and Intellectual Property included in the Acquired Assets and other than as set forth in Section 2.02(xi), all patents (including all reissues, divisions, continuations and extensions thereof), patent applications, trademarks, trademark registrations, trademark applications, service marks, trade names, business names, brand names, logos, corporate names, copyright registrations, designs, design registrations and all rights to any of the foregoing and all copyrights, trade secrets and confidential information (including know how, inventions, formulae, processes, procedures, research records, test information, market surveys and marketing know how), owned or licensed by any of the Sellers or their Subsidiaries;

                  (x) all customer premises equipment held by Sellers or any of their Subsidiaries in connection with the Acquired Assets;

                  (xi) all Third Party Dedicated Equipment that is not used or held for use by Sellers or their Subsidiaries in connection with the operations of (a) the Company FCC Licenses, (b) the Acquired Spectrum Leases, or (c) the Station Assets;

                  (xii) any rights, claims and causes of action under the Bankruptcy Code and any avoidance claims under the Bankruptcy Code in which Sellers and their Subsidiaries have rights;

                  (xiii) all Permits that are not Assigned Permits;

                  (xiv) the name "Nucentrix", "Nucentrix Broadband", "Heartland Cable Television", "Nucentrix Internet Services", "Nucentrix Spectrum Resources", "Nucentrix Telecom Services", "Heartland", "Heartland Cable" or any variation thereof, and any trademark, trade names, logo or symbols containing such names;

                  (xv) all office equipment (including company issued personal computers, cell phones, pagers and similar items) owned by Sellers or any of their Subsidiaries;

                  (xvi) all Accounts Receivable;

                  (xvii) all rights, claims, demands and causes of action of any Seller under the DIP Loan Agreement, if any;

                  (xviii) the Excluded Causes of Action;

                  (xix) all Contracts between Sellers and/or any of their Subsidiaries and any of their customers of cable or Internet service;

                  (xx) the WorldCom BTA Agreements and all rights, claims, demands and causes of actions, and all Liabilities of any Seller or any Subsidiary of any Seller, under the WorldCom BTA Agreements and those FCC Licenses subject to the WorldCom BTA Agreements (other than the Partitioned BTAs);

                  (xxi) the Partitioned BTAs, to the extent they become Excluded Assets pursuant to Section 7.26;

                  (xxii) all rights, claims, demands and causes of actions, and all Liabilities of any Seller or any Subsidiary of any Seller, under the Jonesboro BTA Agreement and the Jonesboro BTAs, to the extent they become Excluded Assets pursuant to Section 7.29;

                  (xxiii) all other assets, rights and properties that Purchaser indicates to Nucentrix in writing it is not purchasing, assuming or otherwise acquiring, pursuant to Section 2.07 or otherwise;

                  (xxiv) those Contracts under which any Seller or any Subsidiary of a Seller is a lessor, sublessor or licensor of, or makes available for use to any Person, any Tower Site or portion thereof that is the subject of an Acquired Tower Lease; and

                  (xxv) all rights, claims, demands and causes of action of any Seller under the Wireless Cable Agreements.

         2.04 Assumed Liabilities. Purchaser shall only assume, effective as of the Closing, and from and after the Closing, Liabilities of Sellers and their Subsidiaries under the Acquired Spectrum Leases, Acquired Tower Leases and Assigned Contracts to be performed under the terms thereof after the Closing Date, excluding any performance on the part of the Sellers or their Subsidiaries that relates to the period prior to the Closing (the "Assumed Liabilities"); provided, however, that any Contract that was required to be listed on Schedule 5.08(a) but was not so listed or any Contract that was not expressly provided to Purchaser prior to the date hereof will not be an Assumed Liability unless Purchaser agrees in writing to assume such Contract. From and after the Closing, Purchaser agrees to pay, perform and discharge when due the Assumed Liabilities.

         2.05 Excluded Liabilities. Except for the Assumed Liabilities referred to in Section 2.04, Purchaser shall not assume, or be obligated or liable for, any Liabilities of Sellers, or any of their Affiliates or their respective predecessors, assignors, or transferors, including any Liabilities relating to any fact, circumstance, occurrence, condition, act, event or omission occurring, or the underlying cause of which occurred, prior to the Closing (the "Excluded Liabilities"), whether in connection with the Acquisition, the transactions contemplated hereby, or otherwise. Excluded Liabilities include the following
Liabilities:

                  (i) except as specifically set forth in Section 2.04, any Liability relating to or arising out of any business of Sellers or their Subsidiaries (including relating to the Acquired Assets), and based upon, arising out of or resulting from any fact, circumstance, occurrence, condition, act, event or omission existing on or occurring on or prior to the Closing;

                  (ii) any Liability that relates to, or that arises out of, any Excluded Asset (including assets that become Excluded Assets pursuant to Section 2.07), or that arises out of the distribution to, or ownership by, any of the Sellers or their Subsidiaries of the Excluded Assets or associated with the realization of the benefits of any Excluded Asset;

                  (iii) except as expressly provided in Section 7.13, any Liability for Taxes, whether or not accrued, assessed or currently due and payable, (A) of any of Sellers or their Affiliates, or (B) of any other party for which a Seller or their Affiliates may be liable, or to which any Acquired Asset may be subject, whether under a tax sharing or other agreement, or (C) relating to the operation or ownership of any of the Acquired Assets, for any Tax period (or portion thereof) ending on or prior to the Closing Date;

                  (iv) any Liability relating to any present or former employee, director consultant or independent contractor of any Seller or any Affiliate of any Seller, including under any compensation, retirement or other employee benefit plan or arrangement or otherwise relating to employment and whether incurred before or after the Closing Date and whether resulting from a contractual obligation or arising under ERISA or the Code;

                  (v) any Liability of any Seller to any other Seller or to any Affiliate of such Person (including any Affiliates of Nucentrix that are not Sellers);

                  (vi) any Liability resulting from any default, breach, forfeiture, fine, nonperformance, misfeasance, malfeasance, violation of Law, or nonfeasance by or on behalf of any Seller or its Affiliates; and

                  (vii) any Liability resulting from any Proceeding, pending or threatened, arising from or relating to Sellers or their Affiliates, including the Proceedings set forth on Schedule 5.14.

         2.06 Assumed Contracts; Default Cures. Subject to Sections 2.04, 2.05 and 2.07 and the Approval Order, at the Closing and pursuant to Section 363 and 365 of the Bankruptcy Code, Sellers shall, and shall cause their Subsidiaries to, assume and assign to Purchaser the Acquired Tower Leases, Acquired Spectrum Leases and the Assigned Contracts. In furtherance of such assumption and assignment, at and subject to the Closing, Sellers shall cure all defaults, if any, under the Tower Leases, Acquired Spectrum Leases and the Assigned Contracts (collectively, "Default Cures").

         2.07 Right to Exclude Certain Assets.

            (a) Subject to Section 2.07(b) and Schedule 2.07, until the Exclusion Date, Purchaser, in its sole discretion and at its option, by written notice to Nucentrix, may from time to time remove any one or more items that would constitute Acquired Assets from the Acquired Assets, and such removed Acquired Asset shall cease to be an Acquired Asset under this Agreement for any purpose and shall thereafter be an Excluded Asset (the date the notice with respect to any such asset is deemed given pursuant to Section 11.04 being the "Determination Date"). All Liabilities relating to or arising under any asset removed pursuant to the preceding sentence that would otherwise constitute an Assumed Liability shall become an Excluded Liability upon such removal.

            (b) If Purchaser exercises its right to exclude any Acquired Tower Lease or Station Asset (other than Spare Parts and Equipment) pursuant to
Section 2.07(a), then Purchaser may only do so by also excluding the Acquired Tower Lease and the Station Assets, as applicable, located on the Tower Site for such excluded Acquired Tower Lease or Station Asset.

            (c) For purposes of this Agreement, "Exclusion Date" means a date that is the earlier of (i) five (5) Business Days prior to the Plan Confirmation Hearing Date, or (ii) sixty (60) calendar days after the Approval Order becomes a Final Order; provided that with respect to assets or property obtained after the Exclusion Date, Purchaser shall have five (5) Business Days after receipt of written notice from any Seller or its Subsidiary notifying Purchaser that such assets or properties were obtained to give notice pursuant to Section 2.07(a) to remove any such assets or properties that would otherwise constitute Acquired Assets. Prior to the Closing, Sellers shall provide Purchaser with not less than thirty (30) days' prior written notice of the Plan Confirmation Hearing Date.

            (d) Intentionally deleted.

            (e) After Purchaser has notified Sellers of the removal of any item from the Acquired Assets in accordance with Section 2.07(a), Sellers may, subject to Section 7.01, transfer, assign or otherwise dispose of such item and, if such item is a Contract, subject to Section 7.01, terminate, suspend payments under or reject any such Contract; provided, however, that if Sellers shall offer to sell, assign or transfer such an excluded Acquired Asset, Sellers shall send written notice to Purchaser of the proposed sale. Such notice shall enclose a copy of the final forms of all proposed transaction documents relating to the sale. At Purchaser's election, within twenty (20) calendar days from its receipt of Sellers' notice, Purchaser may notify Sellers in writing that Purchaser will purchase such asset on terms and conditions substantially similar to the terms and conditions under which the Sellers' proposed buyer would have purchased that excluded Acquired Asset. If Purchaser fails to send written notice to Sellers within the aforementioned 20-day period, then Purchaser's right to purchase that asset shall expire.

            (f) The Purchaser shall not be entitled to any reduction of or credit to the Purchase Price with respect to any item removed from the Acquired Assets pursuant to this Section 2.07.

         2.08 Risk of Loss. Prior to the Closing, any loss of or damage to any of the physical Acquired Assets from fire, casualty, condemnation or any other occurrence not covered by insurance payable to Purchaser shall be the sole responsibility of Sellers. Sellers shall, and shall cause their Subsidiaries to, use their best efforts to obtain any insurance proceeds relating to any Acquired Assets or assets or property or rights that would otherwise constitute Acquired Assets.

                                  ARTICLE III
                                 PURCHASE PRICE

         3.01 Purchase Price. In consideration of the sale, assignment, transfer, conveyance and delivery to Purchaser of the right, title and interest of Sellers and their Subsidiaries as of the Closing in and to the Acquired Assets, Purchaser shall pay Sellers at Closing an amount equal to Fifty-One Million Dollars ($51,000,000) (the "Purchase Price"), subject to the terms and conditions set forth herein, including Sections 2.07, 3.02, 7.19, 7.25 and 7.29 and Schedule 3.01.

         3.02 Purchase Price Deposit. Pursuant to the Bidding Procedures Order and the Escrow Agreement, Purchaser has deposited with Bank One, National Association, in its capacity as escrow agent (the "Escrow Agent"), the sum of Four Hundred Fifty Thousand Dollars ($450,000) in cash or other form of immediately available U.S. funds (the "Escrowed Funds"), to be released by the Escrow Agent and delivered to either Purchaser or Sellers, in accordance with the provisions of the Escrow Agreement and this Section 3.02. Subject to the provisions of the Escrow Agreement, the Escrowed Funds (together with any investment income earned thereon) shall be distributed as follows:

            (a) if the Closing shall occur, the Escrowed Funds shall be applied towards the Purchase Price payable by Purchaser to Sellers pursuant to Section 4.03(a), and any investment income earned thereon shall be delivered to Purchaser at the Closing;

            (b) if this Agreement is terminated by Sellers pursuant to Section 9.01(e), subject to Section 4.7(b) of the DIP Loan Agreement, the Escrowed Funds (together with any investment income earned thereon) shall be delivered to Sellers; or

            (c) if this Agreement is terminated for any reason other than as stated in Sections 3.02(b), the Escrowed Funds (together with any investment income earned thereon) shall be delivered to Purchaser.

         3.03 Payments and Computations. Each party shall make each payment due to the other parties hereunder as soon as practicable on the day when due in U.S. dollars by wire transfer in immediately available funds. All payments by Purchaser hereunder shall be made to a single account to be specified by Nucentrix at least five (5) Business Days prior to the Closing Date, and payment to such account shall constitute payment to any or all of Sellers as may be required hereunder.

         3.04 Purchase Price Allocation. As soon as practicable following the Closing, Purchaser shall deliver to Sellers an allocation of the Purchase Price and Assumed Liabilities among the Acquired Assets according to the relative fair market values of such assets on the Closing Date and consistent with Section 1060 of the Code; provided, however, that prior to delivering a final allocation of the Purchase Price and Assumed Liabilities in accordance herewith, Purchaser shall deliver to Sellers a draft allocation and provide Sellers a reasonable opportunity to comment on such proposed allocation. Such final allocation of fair market value shall be binding on the Purchaser and the Sellers for all U.S. federal, state, and local income Tax purposes, but shall not, to the extent it does not affect any rights of Purchaser hereunder, be binding upon Sellers or their estates for any purposes relating to confirmation of any plan of reorganization or otherwise related to the Bankruptcy Cases. Following the Closing Date, Sellers and Purchaser in connection with their respective U.S. Federal, state and local income Tax returns (including amended Tax returns and claims for refunds) and other filings, shall not take (and shall cause their Affiliates not to take) any position inconsistent with the allocation determined pursuant to this Section 3.04, unless otherwise required by applicable Tax law. Purchaser and Sellers shall cooperate in the filing of any forms (including Form
8594) with respect to such allocation, including any amendments to such forms required with respect to any adjustment to the Purchase Price pursuant to this Agreement.

                                   ARTICLE IV
                                   THE CLOSING

         4.01 Closing Date. The closing of the Acquisition (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 3800 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas at 10:00 a.m., local time, ten (10) Business Days following the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature cannot be satisfied until the time of Closing, but subject to the satisfaction of those conditions) unless another date is otherwise agreed to in writing by Purchaser and Nucentrix. The date on which the Closing occurs is referred to herein as the "Closing Date".

         4.02 Deliveries by Sellers. At the Closing, Sellers shall, and, where applicable, shall cause their Subsidiaries to, deliver to Purchaser:

            (a) duly executed deeds, bills of sale, assignments and other documents and instruments of transfer, in form and substance reasonably acceptable to Purchaser as may be necessary to sell, assign, transfer, convey and deliver good and valid title to the Acquired Assets to Purchaser, free and clear of all Liens and Claims (other than the Permitted Liens described in clauses (iii), (iv) and (v) of the definition thereof) pursuant to Sections 363(f) and 365 of the Bankruptcy Code;

            (b) if applicable, any payment required to be made pursuant to the terms of Section 7.19, by wire transfer of immediately available funds to a bank account designated in writing by Purchaser (such designation to be made at least five (5) Business Days prior to the Closing Date);

            (c) a copy of the Approval Order certified by the Bankruptcy Court;

            (d) the officer's certificate required to be delivered pursuant to
Section 8.02(e);

            (e) a certificate of non-foreign status pursuant to Treasury Regulations Section 1.1445-5(b)(3) in form and substance reasonably acceptable to Purchaser; and

            (f) the Purchaser Release.

         4.03 Deliveries by Purchaser. Subject to the terms and conditions of this Agreement, at the Closing Purchaser shall deliver to Sellers (or the Escrow Agent as provided in Section 4.03(b)):

            (a) payment in cash, by wire transfer of immediately available funds, in an amount equal to:

                  (i) subject to Section 3.01 and Section 3.02(a), the Purchase Price; minus

                  (ii) the FCC Amounts in accordance with Section 7.25; minus

                  (iii) an amount equal to the sum of (A) the outstanding principal amounts, together with the accrued but unpaid interest, under each post-petition loan made by Purchaser to the applicable Sellers pursuant to the DIP Loan Agreement and (B) the balance of any other Obligations (as defined in the DIP Loan Agreement) outstanding under the DIP Loan Agreement, all in accordance with Section 4.2 of the DIP Loan Agreement.

            (b) pursuant to Section 7.13(d), payment in cash, by wire transfer of immediately available funds, to the Tax Escrow Account, of an amount equal to the Tax Escrow Amount;

            (c) duly executed assumption agreements and other instruments of assumption, in form and substance reasonably acceptable to Sellers and their counsel, providing for the assumption of the Assumed Liabilities by Purchaser;

            (d) the officer's certificate required to be delivered pursuant to
Section 8.03(c); and

            (e) the Sellers Release.

         4.04 Joint Delivery. In accordance with Section 3.02(a), at or immediately prior to the Closing, Purchaser and Sellers shall deliver to the Escrow Agent a joint written instruction signed by Purchaser and Sellers informing the Escrow Agent that the Closing will occur and directing the Escrow Agent to deliver the Escrowed Funds to Sellers and all investment income earned on the Escrowed Funds to Purchaser at the Closing.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereby, jointly and severally, represent and warrant to Purchaser as follows:

         5.01 Organization; Standing and Power. Each Seller and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each Seller and its Subsidiaries has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to conduct its business. Each Seller and its Subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of assets held by it or the nature of the business conducted by it make such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect.

         5.02 Authority; Execution and Delivery; Enforceability. Each Seller has the requisite corporate power and authority to (a) execute this Agreement and each Ancillary Agreement to which it is, or will be, a party, and (b) subject to entry of the Approval Order, consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and each Ancillary Agreement to which it is, or will be, a party and the consummation by each Seller of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each Seller. Each Seller has duly executed and delivered this Agreement, and prior to the Closing, each Seller shall have duly executed and delivered each Ancillary Agreement to which it is, or will be, a party. This Agreement, constitutes, and each Ancillary Agreement to which each Seller is, or will be, when so executed and delivered will constitute such Seller's legal, valid and binding obligation, enforceable against it in accordance with their respective terms (assuming, in each case, due authorization, execution and delivery thereof by the other parties thereto that are not a Seller or an Affiliate of a Seller) subject to the entry of the Approval Order and, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (collectively, the "Enforceability Exceptions").

         5.03 No Conflicts. The execution, delivery and performance of this Agreement and the Ancillary Agreements by each Seller do not, and the consummation of the transactions contemplated hereby and thereby, and compliance by Sellers with the terms hereof and thereof do not and will not conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien (or any obligation to create a Lien) upon any of the properties or assets of any Seller under, any provision of (a) the certificate or articles of incorporation, by-laws, or other organizational documents of any Seller or any of its Subsidiaries, (b) subject to entry of the Approval Order, any Contract to which any Seller or any of its Subsidiaries is a party or any Contract by which any of their properties or assets may be bound or
(c) subject to (i) entry of the Approval Order and (ii) the governmental filings and other matters referred to in Section 5.04, any judgment, order or decree ("Judgment") or Law applicable any Seller or any Subsidiary of Seller or their respective properties or assets.

         5.04 Governmental Filings; Consents. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person ("Consent") is required to be obtained or made by or with respect to any Seller in connection with the execution, delivery and performance by such Seller of this Agreement or any of the Ancillary Agreements to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby, other than (a) compliance with and filings, if any, under the Securities Exchange Act of 1934 (the "Exchange Act"), (b) filings with and approvals of the Federal Communications Commission (the "FCC") as required under the Communications Act and the FCC Rules, (c) entry of the Approval Order, and (d) any notifications or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

         5.05 Title to and Condition of Acquired Assets.

            (a) Sellers and their Subsidiaries have good and valid title to all of the tangible personal property constituting Acquired Assets, and, except for Permitted Liens, such property is free and clear of any mortgage, pledge, hypothecation, security interest, encumbrance, right of offset, claim (including as defined in 11 U.S.C. Section 101(5)), easement, lease, sublease, covenant, right of way, option, restriction on use, lien or charge of any kind, or any rights or claims of ownership of others, however evidenced or created (including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to file any financing statement under the lien notice records or other similar legislation of any jurisdiction) (collectively, "Liens"). No Affiliate of Sellers, other than the Sellers, owns or holds any rights, titles or interests in (including any Lien on) any of the tangible or intangible Acquired Assets.

            (b) Except as set forth on Schedule 5.05(b), all of the buildings, improvements, fixtures, machinery, equipment and other tangible assets included in the Acquired Assets are in good operating condition and repair and are useable in the ordinary course of business except for those failures to be in good operating condition and repair and useable in the ordinary course of business that, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect.

            (c) Since the date hereof, no material asset, right or property that would be included in the Acquired Assets at the Closing has suffered any material damage.

         5.06 Real Property. Schedule 5.06 sets forth a true and complete list of all real property interests owned by the Sellers and their Subsidiaries that are necessary for, or are primarily used or held for use in connection with, the Acquired Assets. Except for property that may be considered fixtures on real property described on Schedule 5.06, none of the Sellers or any of their respective Subsidiaries owns any real property that relates to any of the Acquired Assets. Except for the Tower Leases and associated real property interests identified in Schedule 5.07(a) and for property that may be considered fixtures on real property described on Schedule 5.06, there are no real property interests necessary for the operation of the Acquired Assets in compliance with all applicable FCC Licenses, Acquired Spectrum Leases and Assigned Permits.

         5.07 Tower Leases.

            (a) Schedule 5.07(a) sets forth a true and complete list of the following information in relation to each of the Tower Leases: (i) the market in which the lease is used, (ii) the expiration date of the lease; (iii) the name of the lessor; (iv) the antenna structure registration number; (v) the address or location of the leased premises or Tower Site; and (vi) the monthly, quarterly or annual rent, as applicable, payable under such Tower Lease. Sellers have made available or expressly provided to Purchaser true and complete copies of the Tower Leases prior to the date hereof. The Acquired Tower Leases set forth on Schedule 2.02(i) are all of the Tower Leases that are necessary to use the equipment associated with each Tower Site that is used in connection with an Acquired Asset, and to access such equipment in connection with such use.

            (b) Assuming all Default Cures are made: (i) subject to entry of the Approval Order, each of the Acquired Tower Leases is valid, binding on Sellers and, to the Knowledge of Sellers, each other party thereto, in full force and effect, and enforceable by Sellers in accordance with its terms subject to the Enforceability Exceptions; (ii) except as set forth on Schedule 5.07(b)(ii), none of Sellers or their respective Subsidiaries has assigned, pledged, transferred, or otherwise disposed of or granted any Lien (other than Permitted Liens) on its rights, title or interests under any of the Acquired Tower Leases to any other Person, nor, to the Knowledge of Sellers, has any other party to the Acquired Tower Leases so assigned, pledged, transferred, granted any Lien (other than Permitted Liens) on, or otherwise disposed of any of its rights, title or interests thereunder; (iii) neither Sellers nor, to the Knowledge of Sellers, any other party to any of the Acquired Tower Leases has failed to comply with or is in material breach or material default thereunder; and (iv) except as set forth on Schedule 5.07(b)(iv), to the Knowledge of Sellers, no condition exists or event has occurred and is continuing which, with or without the lapse of time or the giving of notice, or both, would constitute a material default by any party under any Acquired Tower Lease.

            (c) Except as set forth on Schedule 5.07(c), to the Knowledge of Sellers, all of the Transmission Towers located on the Tower Sites for the Acquired Tower Leases are obstruction-marked and lighted to the extent required by, and in accordance with, the rules and regulations of the Federal Aviation Administration (the "FAA") and the FCC Rules. To the Knowledge of Sellers, appropriate notification to the FAA and registration with the FCC have been made for each Transmission Tower that is leased by any Seller pursuant to an Acquired Tower Lease where required by the rules and regulations of the FAA or the FCC Rules, as applicable.

     5.08     Contracts.

            (a) Except as set forth on Schedule 5.08(a), Sellers and their respective Subsidiaries are not party to or bound by any Contract that would as of the Closing be an Acquired Asset that is or includes or provides for:

                  (i) a covenant not to compete in any geographical area or in any line of business;

                  (ii) a lease, sublease or similar Contract with any Person under which any Seller or its Subsidiaries is a lessor, sublessor or licensor of, or makes available for use to any Person, any FCC License, any Transmission Tower, or any other Station Assets;

                  (iii) a maintenance agreement or similar Contract providing for maintenance, repair, servicing or similar obligations of third parties with respect to the Station Assets or any portion thereof that has an aggregate future liability to Sellers or their Subsidiaries in excess of $25,000 or is not terminable by Sellers or their Subsidiaries by notice of not more than 90 days for a cost of less than $25,000; or

                  (iv) a Contract for the sale of any Acquired Asset or any right, title or interest therein or the grant of any preferential rights (including options and rights of first refusal) to purchase any Acquired Asset or requiring Consent to the transfer thereof.

            (b) Schedule 5.08(b) sets forth a true and complete list of all the Assigned Contracts as of the date hereof. Sellers have made available or expressly provided to Purchaser true and complete copies of all Assigned Contracts prior to the date hereof.

            (c) Except as set forth on Schedule 5.08(c), assuming all Default Cures are properly discharged: (i) subject to entry of the Approval Order, all Assigned Contracts are valid, binding on Sellers and, to the Knowledge of Sellers, each other party thereto and in full force and effect and are enforceable by Sellers or their respective Subsidiaries, as applicable, in accordance with their terms subject to the Enforceability Exceptions; (ii) neither Sellers nor, to the Knowledge of Sellers, any other party to any of the Assigned Contracts has failed to comply or is in material breach or material default in any respect thereunder; and (iii) to the Knowledge of Sellers, no condition exists or event has occurred which, with or without the lapse of time or the giving of notice, or both, would constitute a material default by any party under any Assigned Contract.

            (d) Except as set forth on Schedule 5.08(d), prior to the date the Bankruptcy Cases were filed, no notice of violation, breach or default has been issued or action occurred which if not cured could result in the termination of any Acquired Tower Lease, Assigned Contract or Acquired Spectrum Lease.

         5.09 Permits. (a) Sellers and their Subsidiaries have all Permits required to own and operate the Acquired Assets in compliance, in all material respects, with all Laws and Acquired Spectrum Leases, (b) none of Sellers or their respective Subsidiaries is in violation of any Acquired Permit, except for violations that, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect, and (c) no Proceedings are pending or, to the Knowledge of Sellers, threatened with respect to any Acquired Permit.

         5.10 Company FCC Licenses.

            (a) Schedule 5.10(a) sets forth a true and complete list as of the date hereof of all FCC Licenses held by Sellers and any of their Affiliates. For each such FCC License, Schedule 5.10(a) sets forth the (i) name of the licensee,
(ii) FCC call sign, (iii) authorized channel(s), and (iv) market where the facilities are authorized (the "Market"). The Company FCC Licenses and the Third Party Licenses are all the FCC Licenses necessary or used to provide the services currently provided by Sellers and their Subsidiaries. Except for Company Pending Applications filed prior to the date hereof and those modifications that have been granted by the FCC prior to the date hereof, the Sellers and their Affiliates have not modified or sought to have modified any Company FCC License. Except as set forth on Schedule 5.10(a), all Company FCC Licenses are owned by Sellers free and clear of all Liens and Claims (other than Permitted Liens).

            (b) Except as set forth on Schedule 5.10(b): (i) the grant, renewal or assignment of the Company FCC Licenses to the existing licensee thereof was approved by the FCC by Final Order and the Company FCC Licenses are validly issued and in full force and effect; (ii) there is no Proceeding pending before the FCC or, to the Knowledge of Sellers, threatened, with respect to any Company FCC License; and (iii) Sellers and their respective Subsidiaries have made on a timely basis all payments to any applicable Governmental Authority for the Company FCC Licenses.

            (c) Schedule 5.10(c) sets forth a true and complete list of all Company Pending Applications and includes a true and complete list for each Company Pending Application of (i) the name of the applicant, (ii) the FCC file number, (iii) the proposed channel(s), and (iv) the general purposes of such applications.

            (d) Except as set forth on Schedule 5.10(d), no Company Pending
Application: (i) is subject to any objection or petition to deny, which objection or petition to deny has been filed with the FCC; and (ii) to the Knowledge of Sellers, proposes facilities that the FCC has advised a Seller are predicted to cause impermissible interference as determined by Parts 21, 27 and 74 of the FCC Rules.

            (e) Except as set forth on Schedule 5.10(e), (i) the facilities subject to a Company FCC License for which a certification or notification of completion of construction has been filed with the FCC ("Constructed Facilities") are operating, and at all times since January 1, 2002 and, to the Knowledge of Sellers, at all times between January 1, 1996 and December 31,

2001, have been operating, in material compliance with the FCC License therefor, the Communications Act and FCC Rules, (ii) Sellers are not transmitting from or otherwise operating any Constructed Facility that is not the subject of an FCC License, (iii) none of the Constructed Facilities subject to a Company FCC License (A) is authorized pursuant to an authorization which is subject to challenge before the United States Court of Appeals, or (B) other than as set forth on Schedule 5.07(c), is subject to any lease, sub-lease or any agreement to make it available to a third party; (iv) no Company FCC License is subject to
(A) a revocation proceeding or (B) a pending request for waiver of Section
21.303 of the FCC Rules; and (v) no Constructed Facilities are operating pursuant to special temporary or developmental authority.

            (f) Except as set forth on Schedule 5.10(f), since January 1, 2000, all Annual FCC Reports required to be filed by each Seller with the FCC with respect to the Company FCC Licenses have been timely filed. All Annual FCC Reports filed by any of the Sellers or their respective Subsidiaries are complete and correct in all material respects.

            (g) Prior to the date hereof, Sellers have made available or expressly provided to Purchaser, true and complete copies of the FCC Licenses set forth on Schedule 5.10(a), the Company Pending Applications and all documents filed in any Proceeding pending at the FCC relating to any Acquired Asset.

            (h) Schedule 5.10(h) sets forth a true and complete list of all operational fixed services, cable antenna relay services and receive-only earth stations that are licensed to Sellers and their Subsidiaries and are currently used, or have been used since January 1, 2003, to transmit programming on any Company FCC Licenses (excluding MMDS booster and hub stations).

            (i) Except as set forth on Schedule 5.10(i)(i) and Schedule 5.10(e), there is no Company FCC License and, except as set forth on Schedule 5.10(i)(ii), there is no FCC License associated with any of the Acquired Spectrum Leases identified on Schedule 5.10(i)(ii):

                  (i) that is subject to 47 C.F.R. Section 21.43(b), and for which a certification or notification of completion of construction has been filed with the FCC, which has been submitted for cancellation by or through the actions of a Seller or its Affiliates;

                  (ii) that is subject to 47 C.F.R. Section 21.44(a)(3), (A) which has been subject to the voluntary removal or alteration of any facilities so as to render any station not operational for a period of 30 days or more, or (B) is not operating due to the voluntary removal or alteration of any facilities as of the date hereof or the Closing Date;

                  (iii) that is subject to 47 C.F.R. Section 2l.303(c), for which written notice has been provided, or required to have been provided to the FCC, because of a voluntary discontinuation, reduction or impairment of public communication service to a community or part of a community, and/or has been sent to the FCC's Wireless Telecommunications Bureau for cancellation because of a permanent discontinuance of service;

                  (iv) that is subject to 47 C.F.R. Section 21.303(d), (A) which has been subject to the removal of equipment or facilities, thereby rendering any station not operational, and (B) for which any radio frequency that has not been used to render service (as authorized after construction is completed and a certificate of completion of construction is filed) for a consecutive period of more than 180 days; or

                  (v) which is otherwise currently subject to a condition or situation that could reasonably be expected to place the applicable FCC License at material risk of revocation, cancellation or forfeiture within 180 days after the Closing Date.

         5.11 Acquired Spectrum Leases.

            (a) For each Acquired Spectrum Lease, Schedule 2.02(vi) sets forth:
(i) the name of the third-party lessor; (ii) the name of the Seller, its Subsidiary or its Predecessor-in-Interest that is the lessee; (iii) the FCC call sign or file number covering the Acquired Spectrum Lease; (iv) the channels and market in which the Acquired Spectrum Lease is used or useful; (v) the expiration date of the FCC License for the spectrum under the Acquired Spectrum Lease; and (vi) the expiration date of the Acquired Spectrum Lease. Sellers have made available or expressly provided to Purchaser true and complete copies of the Acquired Spectrum Leases prior to the date hereof. Except as set forth on
Schedule 5.11(a), all Acquired Spectrum Leases are free and clear of all Liens and Claims (other than Permitted Liens).

            (b) Subject to payment of Default Cures, each Acquired Spectrum Lease is valid, binding on Sellers and, to the Knowledge of Sellers, each other party thereto, and in full force and effect, meets all requirements of Law, and is enforceable in accordance with its terms subject to the Enforceability Exceptions. A Seller, its Subsidiary or its Predecessor-in-Interest is the lessee under each Acquired Spectrum Lease and, subject to the rights reserved to the lessor, has the sole right to use the spectrum under each Acquired Spectrum Lease as required to conduct its business for the purposes contemplated in the Acquired Spectrum Lease. To the Knowledge of Sellers, other than the terms of each Acquired Spectrum Lease and the FCC Rules limiting the duration of such Acquired Spectrum Leases, there are no facts or circumstances that might (whether with or without notice, lapse of time or the occurrence of any other event) preclude the renewal or extension of such Acquired Spectrum Leases. To the Knowledge of Sellers: (i) neither Sellers nor any other party to any of the Acquired Spectrum Leases has (A), subject to payment of the Default Cures, failed to comply or is in material breach or material default thereunder or (B) claimed that the counterparty has failed to comply or is in material breach or material default thereunder; and (ii) the consummation of the Acquisition and the transactions contemplated by this Agreement, subject to the entry of the Approval Order, will not cause any violation, breach or default of any Acquired Spectrum Lease or require the Consent of the lessor thereunder. Except as set forth on Schedule 5.11(b), no party to any Acquired Spectrum Lease has claimed, and to the Knowledge of Sellers, no party has threatened, that such party has a right to terminate the Acquired Spectrum Lease prior to or at the Closing or to seek damages against any of Sellers for the violation, breach or default by any of Sellers of such Acquired Spectrum Lease.


            (c) Except as set forth on Schedule 5.11(c), to the Knowledge of Sellers and except for Leased Pending Applications and Third Party Pending Applications filed prior to the date hereof: (i) the grant, renewal or assignment of the FCC Licenses issued to the licensee of the spectrum covered by any Acquired Spectrum Lease was approved by the FCC by Final

Order; (ii) the Acquired Spectrum Leases are validly issued and in full force and effect; and (iii) there is no Proceeding pending before the FCC or threatened with respect to the Acquired Spectrum Leases or any underlying FCC License.

            (d) To the Knowledge of Sellers, Schedule 5.11(d) sets forth a true and complete list of all pending applications as of the date hereof for new FCC License for MMDS, ITFS or WCS, assignments or transfers of FCC Licenses for MMDS, ITFS or WCS, modifications of FCC Licenses for MMDS, ITFS or WCS, extensions of time to construct PSA stations and renewals of FCC Licenses for MMDS, ITFS or WCS filed by a lessor with respect to any FCC License subject to any Acquired Spectrum Lease (collectively, the "Leased Pending Applications").

            (e) Except as set forth on Schedule 5.11(e), to the Knowledge of Sellers, no Leased Pending Application: (i) is subject to any informal objection or petition to deny: or (ii) proposes facilities that the FCC has advised the applicant are predicted to cause impermissible interference as determined by Parts 21, 27 and 74 of the FCC Rules.

         5.12 Intentionally Deleted.

         5.13 Taxes. (a) Except as are extinguished by the Approval Order, no Tax Liens have been filed or otherwise exist affecting any Acquired Assets and no claims are being asserted with respect to any Taxes of the Sellers; (b) no Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfers contemplated by this Agreement; (c) none of the Acquired Assets secures any indebtedness, the interest on which is tax-exempt under Section 103(a) of the Code; and (d) none of the Acquired Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

         5.14 Proceedings. Schedule 5.14 sets forth a true and complete list of each pending and, to the Knowledge of Sellers, threatened Proceeding (excluding Proceedings involving the FCC that may relate to FCC Licenses for ITFS, MMDS, or WCS in general and are not reasonably likely to have a disproportionate effect on the Company FCC Licenses) against or relating to or involving any Acquired Asset or Assumed Liability. No Seller or any Subsidiary of a Seller is a party or subject to or in default under any Judgment applicable or relating to or involving any of the Acquired Assets or Assumed Liabilities.

         5.15 Compliance with Laws. The use and operation of the Acquired Assets by Sellers and their Subsidiaries materially complies with all Laws. Sellers and their Subsidiaries have not received any communication from a Governmental Authority that alleges that Sellers' or any of their respective Subsidiaries' use or operation of the Acquired Assets is not in compliance with any Law, nor has any Seller received any oral communication to such effect.

         5.16 Environmental Matters. The use and operation of the Acquired Assets is in material compliance with all applicable Environmental Laws. There are no pending or, to the Knowledge of Sellers, threatened Proceedings by or before any Governmental Authority alleging that the use or operation of the Acquired Assets is not in compliance with applicable Environmental Laws. Sellers possess and are in compliance, in all material respects, with all Permits necessary under Environmental Laws for the operation of the Acquired Assets. No property owned or, to the Knowledge of Sellers, leased by Sellers or their Subsidiaries and included in the Acquired Assets is contaminated with any Hazardous Substance and, prior to the date hereof, the Sellers have expressly provided Purchaser with true and complete copies of all environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to the Acquired Assets.

         5.17 Absence of Certain Changes. Since December 31, 2002, the Acquired Assets have been operated and maintained in the ordinary course and there has not occurred nor has any fact, circumstance, occurrence, condition, act, event or omission which has resulted in, or could, individually or in the aggregate, reasonably be expected to result in a Sellers Material Adverse Effect.

         5.18 Network Equipment. Schedule 5.18 sets forth a true and complete list of all physical assets used or held for use by Sellers or their respective Subsidiaries in connection with the operation of (a) the Company FCC Licenses,
(b) the Acquired Spectrum Leases and (c) the Station Assets, which are material in connection with the Company FCC Licenses or the Acquired Spectrum Leases.

         5.19 Spare Parts and Equipment. Schedule 5.19 sets forth a true and complete list of all locations of the Spare Parts and Equipment of Sellers and their Subsidiaries relating to the operation of (a) the Company FCC Licenses,
(b) the Acquired Spectrum Leases and (c) the Station Assets.

         5.20 Brokers or Finders. Except for the fees and expenses of Houlihan Lokey Howard & Zukin Capital, Inc., which will be paid by Sellers, Sellers and their Subsidiaries have no liability to any agent, broker, investment banker or other firm or Person for any broker's or finder's fee or any other commission or similar fee in connection with the Acquisition or the other transactions contemplated hereby for which Purchaser could become liable or obligated.

         5.21 Interference Coordination Agreements. Schedule 5.21 sets forth a true and complete list of all Contracts (the "Interference Coordination Agreements") regarding the Company FCC Licenses between (a) any of Sellers or their Subsidiaries and any other MMDS or ITFS licensee, applicant, lessor or operator or (b) to the Knowledge of Sellers or any of their Subsidiaries, between the lessor of any Acquired Spectrum Lease and any other MMDS or ITFS licensee, applicant, lessor or operator with respect to (i) interference to or from adjacent markets or spectrum within any market affecting Acquired Spectrum Leases, (ii) the coordination of adjacent market or in-market spectrum use, or
(iii) other matters concerned with the operation of channels in adjacent markets or in the same market or agreements for the partitioning of any Basic Trading Area ("BTA") authorizations that is the subject of an Acquired Spectrum Lease. True and complete copies of all Interference Coordination Agreements have been expressly provided to Purchaser prior to the date hereof.

         5.22 Intellectual Property.

            (a) The Sellers and their Subsidiaries have sufficient rights to use all Intellectual Property used or necessary in the operation of the Acquired Assets, all of which (except to the extent constituting Excluded Assets) shall survive and be transferred to Purchaser unchanged by the consummation of the transactions contemplated by this Agreement. There is no Proceeding, opposition or cancellation pending, or, to the Knowledge of Sellers, asserted or threatened concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Intellectual Property as concerns the Acquired Assets. To the Knowledge of the Sellers, no valid basis for any such Proceeding, opposition or cancellation exists. To the Knowledge of the Sellers, no person is violating any other Intellectual Property right owned by any of them exclusively and included in the Acquired Assets. Upon the Acquisition, Purchaser will have all the Intellectual Property rights necessary to operate the Acquired Assets.

            (b) The Sellers and their Subsidiaries have taken all reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets that are owned, used or held by any of them in connection with the Acquired Assets, and, to the Knowledge of the Sellers, such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure and/or license agreements and those agreements have not been breached. To the Knowledge of the Sellers, none of their employees has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed in order to operate the Acquired Assets, which patents or applications have not been assigned to one of the Sellers or their Subsidiaries. All current and prior employees have executed valid intellectual property and confidentiality agreements.

            (c) To the Knowledge of Sellers, each Intellectual Property Contract is legal, valid, binding on Sellers and, to the Knowledge of Sellers, each other party thereto, enforceable against the other party, and is in full force and effect and will continue to be so following the Acquisition subject to the Enforceability Exceptions. No Seller has received written notice of any claim, and to the Knowledge of Sellers, no claim has otherwise been threatened or asserted that any of the Sellers or their Subsidiaries or, to the Knowledge of the Sellers, another Person, has breached any Intellectual Property Contract. There exists no event, condition or occurrence that, with the giving of notice or lapse of time, or both, would constitute a breach or default by any Seller or any of their Subsidiaries or, to the Knowledge of the Sellers, another Person under any Intellectual Property Contract. No party to any Intellectual Property Contract has given notice of its intention to cancel, terminate, change the scope of rights under, or fail to renew any Intellectual Property Contract. No party to any Intellectual Property Contract has repudiated in writing any provision thereof. Except as may result from the filing of the Bankruptcy Cases, consummation of the transactions contemplated hereby will not place any of the Sellers or their Subsidiaries in breach or default of any Intellectual Property Contract, or trigger any modification, termination or acceleration thereunder, or effect any license under or encumbrance on Intellectual Property owned or held by the Purchaser immediately prior to the Closing Date. To the Knowledge of the Sellers, the Licensed Intellectual Property is valid, subsisting and enforceable and is not subject to any outstanding Judgment or agreement adversely affecting the use thereof or its rights thereto by the Sellers and their Subsidiaries.

         5.23 Cable Systems. None of the Acquired Assets is used in a "cable system" as that term is defined in 47 U.S.C. Section 522(7), or has a relationship with a "cable system" that is prohibited by the FCC Rules.

         5.24 Acquired WCS Agreements. Schedule 5.24 sets forth a true and complete list of, and true and complete copies were made available or expressly provided to Purchaser by Sellers prior to the date hereof, of all WCS partition or disaggregation agreements entered into by Sellers or their Subsidiaries ("Acquired WCS Agreements"). Each Acquired WCS Agreement is valid, binding and in full force and effect, meets all requirements of Law, and is enforceable in accordance with its terms subject to the Enforceability Exceptions.

         5.25 Collective Bargaining Agreements. No Seller or any of its Subsidiaries is a party to or bound by any labor agreement or collective bargaining agreement respecting its employees, and there is not any pending, or, to the Knowledge of the Sellers, threatened, strike, walkout or other work stoppage or any union organizing effort by or respecting its employees.

         5.26 Accuracy of Copies and Statements. The copies of documents delivered, provided or made available by any of the Sellers or their Subsidiaries to Purchaser pursuant to the terms of this Agreement are complete and accurate in all material respects.

         5.27 ERISA. Neither the Sellers, any of their respective Subsidiaries nor any Person which is considered one employer with the Sellers under Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414 of the Code (an "ERISA Affiliate") (a) maintains or contributes to or has within the past six years maintained or contributed to an "employee pension plan" within the meaning of Section 3(2) of ERISA that is subject to Subtitles C or D of Title IV of ERISA or (b) maintains or has an obligation to contribute to or has within the past six years maintained or had an obligation to contribute to a "multiemployer plan" within the meaning of
Section 3(37) of ERISA.

         5.28 Nucentrix Reports; Financial Statements. Nucentrix has made available to the Purchaser each registration statement, report, proxy statement or information statement prepared by it since December 31, 2002, including (i) Nucentrix's Annual Report on Form 10-K for the year ended December 31, 2002, and
(ii) Nucentrix's Quarterly Reports on Form 10-Q for the period ended March 31, 2003, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof and as amended, the "Reports"). As of their respective dates (or, if amended, as of the date of such amendment), the Reports did not, and any Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of Nucentrix and its subsidiaries as of its date, and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of Nucentrix and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

         5.29 Insurance.

            (a) Schedule 5.29 sets forth a list of all insurance policies or binders, including the coverage, deductible and term of each policy or binder, which are currently in effect insuring the Acquired Assets or the Assumed Liabilities, and Sellers have made available or expressly provided to Purchaser true and complete copies thereof prior to the date hereof.

            (b) With respect to policies listed in Schedule 5.29, insofar as they relate to the Acquired Assets or the Assumed Liabilities, (i) Sellers or their Subsidiaries have paid all premiums due and have not received any notice of cancellation, and (ii) (A) except as set forth in Schedule 5.29, there are no pending or asserted claims against such insurance by any Seller or any of its Subsidiaries and (B) no Seller or any of its Subsidiaries has received any notice of any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies.

         5.30 WorldCom BTA Agreements. Schedule 5.30 sets forth a true and complete list of all of the FCC Licenses subject to the WorldCom BTA Agreements (the "WorldCom FCC Licenses"). Sellers have made available or expressly provided to Purchaser true and complete copies of the WorldCom BTA Agreements and WorldCom FCC Licenses prior to the date hereof. No Person, other than Sellers, has any rights in the Partitioned BTAs pursuant to the WorldCom BTA Agreements.

         5.31 Non-U.S. Operations. None of the Sellers or any of their Subsidiaries has any assets located outside the United States or derives revenue from any sources or assets located outside the United States.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to each Seller as follows:

         6.01 Organization; Standing and Power. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

         6.02 Authority; Execution and Delivery; Enforceability. Purchaser has the requisite corporate power and authority to execute this Agreement and each Ancillary Agreement to which it is, or will be, a party, and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and each Ancillary Agreement to which it is, or will be, a party and the consummation by Purchaser of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser. Purchaser has duly executed and delivered this Agreement, and prior to Closing, Purchaser shall have executed and delivered each Ancillary Agreement to which Purchaser is, or will be, a party. This Agreement constitutes, and each Ancillary Agreement to which Purchaser is, or will be, a party, when so executed or delivered, will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its respective terms (assuming, in each case, due authorization, execution and delivery thereof by the other parties thereto, and the entry of the Approval Order, and, as to the enforcement of remedies, subject to the Enforceability Exceptions).

         6.03 No Conflicts. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Purchaser does not, and the consummation of the transactions contemplated hereby and thereby, and compliance by Purchaser with the terms hereof and thereof do not and will not conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien (or any obligation to create a Lien) upon any of the properties or assets of Purchaser under, any provision of (a) the certificate or articles of incorporation, by-laws, or other organizational documents of Purchaser or any of its Subsidiaries, (b) subject to entry of the Approval Order, any Contract to which Purchaser or any of its Subsidiaries is a party or any Contract by which any of their properties or assets may be bound or
(c) subject to (i) entry of the Approval Order and (ii) the governmental filings and other matters referred to in Section 5.04, any Judgment or Law applicable any Purchaser or any Subsidiary of Purchaser or their respective properties or assets.

         6.04 Governmental Filings; Consents. No Consent is required to be obtained or made by or with respect to Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement or any of the Ancillary Agreements to which it is, or will be, a party or the consummation the transactions contemplated hereby or thereby, other than (a) compliance with and filings, if any, under Section 13(a) of the Exchange Act, (b) filings with and approvals of the FCC as required under the Communications Act and the FCC Rules,
(c) those that may be required solely by reason of the participation of Sellers (as opposed to any other third party) in the Acquisition and other transactions contemplated hereby, (d) entry of the Approval Order, and (e) the HSR Act.

         6.05 Litigation. There are no (a) outstanding Judgments against Purchaser or any of its Subsidiaries, (b) Proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries, or (c) investigations by any Governmental Authority that are pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries, that, individually or in the aggregate, could reasonably be expected to prevent the consummation of the transactions contemplated hereby.

         6.06 Financing. Purchaser will have prior to the Closing cash in immediately available funds sufficient to enable it to pay the Purchase Price at the Closing.

         6.07 Brokers or Finders. Purchaser has no liability to any agent, broker, investment banker or other firm or Person for any broker's or finder's fee or any other commission or similar fee in connection with the Acquisition or the other transactions contemplated hereby for which any Seller could become liable or obligated.

         6.08 No Filings Outside United States. Subject to the accuracy of the representation and warranty contained in Section 5.31, there are no filings required under the antitrust or competition statutes of jurisdictions located outside of the United States in connection with the transactions contemplated by this Agreement as a result of the operations of Purchaser in jurisdictions outside of the United States.

                                  ARTICLE VII
                                   COVENANTS

         7.01 Operation of Acquired Assets Prior to Closing. Except with the prior written consent of Purchaser, from the date hereof until the Closing, subject to the limitations imposed on Sellers as a result of having filed petitions for relief under the Bankruptcy Code, Sellers and their Subsidiaries shall operate and maintain the Acquired Assets in the ordinary course consistent with past practice, and will use reasonable efforts to preserve intact satisfactory relationships with (i) the lessors under the Acquired Tower Leases and Acquired Spectrum Leases and (ii) the counterparties to the Assigned Contracts. In addition, during the period from the date hereof until the Closing, Sellers shall not and shall not permit their Subsidiaries to do any of the following without the prior written consent of Purchaser:

            (a) (i) fail to maintain all of the physical Acquired Assets in good operating condition (ordinary wear and tear excepted), and in a state of repair and condition that complies with applicable Law or (ii) sell or otherwise dispose of any portion of the Spare Parts and Equipment otherwise constituting Acquired Assets; provided, however, that Sellers and their Subsidiaries shall be permitted to use or deploy all or any portion of such Spare Parts and Equipment in the ordinary course of business to repair and replace Acquired Assets;

            (b) disconnect, remove or dispose of any of the equipment of Sellers or their Subsidiaries included in or associated with the Acquired Assets or equipment that would be included in or associated with Acquired Assets, if the time of the disconnect, removal or disposal was the Closing;

            (c) fail to pay the rent or other costs and expenses payable in relation to the Acquired Spectrum Leases and Acquired Tower Leases on a timely basis consistent with past practice;

            (d) create or permit to exist any Lien (other than Permitted Liens) on any of the Acquired Assets;

            (e) terminate, adversely amend or modify, renew, extend, exercise any option or rights of first refusal, agree to a novation of or (directly or indirectly) waive or relinquish any rights under any Assigned Contract or rights that under any Contract would be an Assigned Contract if the time of the termination, amendment, modification, renewal, extension, exercise, novation, waiver or relinquishment was the Closing;

            (f) terminate, adversely amend or modify, renew, extend, exercise any option or rights of first refusal, agree to a novation of, or (explicitly or implicitly) waive or relinquish any rights under, any Acquired Spectrum Lease or Acquired Tower Lease, or allow, suffer or permit any default of any Seller or any Subsidiary of a Seller under any Acquired Spectrum Lease or Acquired Tower Lease;

            (g) enter into any leasing or licensing agreements, take-or-pay arrangements or similar affiliations, alignments or agreements with respect to the use of any Acquired Spectrum Leases or Acquired Tower Leases, or sell, convey, assign, lease, or grant rights with respect to, sublease, license or otherwise transfer or dispose of (i) any Acquired Spectrum Lease,

(ii) any Acquired Tower Lease, (iii) any other Station Asset, except disposals of obsolete equipment on a Tower Site in the ordinary course of business consistent with past practice, and provided that Sellers may deploy inventory in the ordinary course of business, consistent with past practice, in connection with the operation of the Company FCC Licenses, Third Party Licenses and Acquired Spectrum Leases or any other aspects of the Business that Purchaser is not purchasing under this Agreement, or (iv) any other asset or property of any of Sellers or their Subsidiaries constituting the Acquired Assets;

            (h) directly or indirectly waive or relinquish any right or claim with respect to any Acquired Assets;

            (i) if any loss, damage, impairment, confiscation, or condemnation of or to any of the physical Acquired Assets occurs, fail to use their reasonable efforts to promptly repair, replace or restore such physical Acquired Assets to their prior condition as soon as reasonably practicable thereafter;

            (j) fail to maintain insurance policies on each of the Station Assets consistent with current practices;

            (k) sell or convey, or attempt to sell or convey, or otherwise dispose of any assets that would be Acquired Assets at the Closing;

            (l) fail to operate in accordance with the terms of the DIP Loan Agreement;

            (m) knowingly take any action or knowingly omit to take any action, which action or omission, if taken prior to, on or after the date hereof, would result in a Sellers Material Adverse Effect;

            (n) amend or modify the WorldCom BTA Agreements;

            (o) fail to pay the Persons listed on Schedule 5.08(d) all amounts necessary to cure any and all defaults or breaches under all applicable Contracts with such Persons which but for such default or breach would be Assigned Contracts which arose prior to the date on which the Bankruptcy Cases commenced; or

            (p) agree to do any of the foregoing.

         7.02 Access to Information; Access to Personnel; Site Inspections.

            (a) During the period from the date hereof until the Closing Date, Sellers shall, subject to applicable Law, and shall cause their respective Subsidiaries to, provide Purchaser and its authorized Representatives reasonable access, upon reasonable notice and during normal business hours, to personnel responsible for, and records relating to the Acquired Assets or any assets that would constitute Acquired Assets if the Closing were to occur at the time of measurement, and during such period will furnish promptly to Purchaser any information in the possession of any Seller or any Subsidiary of any Seller concerning the Acquired Assets or any assets that would constitute Acquired Assets if the Closing were to occur at the time of measurement, as Purchaser may reasonably request; provided, however, that in no event shall

Sellers be obligated to provide (i) access or information in violation of Law,
(ii) any information the disclosure of which would cause the loss of any legal privilege available to any Seller relating to such information or would cause any Seller to breach a confidentiality obligation to which it is bound, provided that the applicable Seller has used its reasonable efforts to protect the privilege or to obtain a waiver of the applicable contractual obligation, or
(iii) copies of bids, letters of intent, expressions of interest or other proposals received from other Persons in connection with the transactions contemplated by this Agreement or information and analyses relating to such communications, except to the extent required in the Bidding Procedures Order.

            (b) During the period from the date hereof until the Closing Date, Purchaser and its Representatives will have the right to enter the properties or sites owned or, subject to access rights to which Sellers or the Subsidiaries of Sellers are entitled by Law or Contract, leased by the Sellers and their Subsidiaries and relating to the Acquired Assets or any assets that would constitute Acquired Assets if the Closing were to occur at the time of measurement, and to inspect the equipment thereon of Sellers and their Subsidiaries, make surveys, mechanical and structural engineering studies, environmental assessments, and conduct any other investigations and inspections as Purchaser may reasonably request; provided that, the foregoing shall not permit the Purchaser to conduct any invasive testing of soil at any property owned or leased by Sellers or the Subsidiaries and Purchaser shall provide Sellers at least 24 hours prior written notice of any intent of any entry, inspection or actions to be taken under this Section 7.02(b) and shall permit a Representative of Sellers to accompany Purchaser and its Representatives on any site, entry or inspection and shall, to the extent not subject to any confidentiality provisions or Contracts, provide to Nucentrix copies of all surveys and environmental assessments in Purchaser's possession performed on behalf of Purchaser by third parties with respect to such properties or sites.

            (c) For a period of one year from and after the Closing Date, upon the written request of Sellers, Purchaser will reasonably promptly provide Sellers with such Tax information relating to the Acquired Assets as of the Closing, as Sellers may reasonably request.

            (d) Notwithstanding anything to the contrary contained in this Agreement, the Non-Disclosure Agreement or any other Ancillary Agreement, from and after the date that the Approval Order becomes a Final Order, Purchaser may contact the counterparty to any Contract that is an Acquired Asset for any purpose, including negotiating amendments to such Contracts subject to the Closing of the Acquisition.

7.03 Spectrum Testing. From and after the date hereof, if Purchaser wishes to conduct any operational tests with respect to electromagnetic spectrum to be included in the Acquired Assets, Sellers will, and will cause their respective Subsidiaries to, cooperate with Purchaser in the conduct of such tests and provide Purchaser with access to the assets and properties of Sellers and their Subsidiaries reasonably necessary to conduct such testing; provided that neither Sellers nor any of their Subsidiaries shall be required to make any out-of-pocket expenditures in connection with the testing contemplated by this
Section 7.03.

         7.04 FCC Filings.

            (a) Sellers shall use their best efforts to prosecute applications filed by Seller to partition the Partitioned BTAs to obtain FCC approval. No Seller shall take any action, or fail to take any action, if such action or failure to act would (or would be expected to) have the effect of delaying the receipt of or failing to obtain the FCC consent for such partitions, including, but not limited to, providing such information or data as the FCC may request. If the WorldCom BTAs are not partitioned in accordance with this Section 7.04(a) by the date of entry of the Approval Order then, Purchaser and Sellers will cause the application to partition the WorldCom BTAs to be incorporated into the FCC Assignment Application at the time of filing of the FCC Assignment Applications.

            (b) Not later than five (5) Business Days following the date that the Approval Order becomes a Final Order, Purchaser and Sellers shall file or cause to be filed with the FCC all appropriate applications with respect to the assignment to Purchaser of the Company FCC Licenses, the amendment of the Company Pending Applications to specify Purchaser as the applicant as of the Closing and the partitioning of the WorldCom BTAs into the Partitioned BTAs to the extent not partitioned in accordance with Section 7.04(a). During the period from the date of entry of the Approval Order to the Closing Date, promptly after any other FCC authorization or application becomes a Company FCC License or Company Pending Application, as applicable, Purchaser and Sellers shall file or cause to be filed with the FCC such assignment applications and filings with respect to such FCC authorizations and applications. Such FCC authorizations and applications, and the WorldCom BTA Application, if applicable, are hereinafter referred to as the "FCC Assignment Applications." The FCC Assignment Applications and any supplemental information furnished in connection therewith shall be in substantial compliance with the FCC Rules or be responsive to a request of the FCC.

            (c) Purchaser and Sellers shall furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation, filing and prosecution of the FCC Assignment Applications. Purchaser and Sellers shall bear their own expenses in connection with the preparation, filing and prosecution of the FCC Assignment Applications. Purchaser and Sellers shall each use their commercially reasonable efforts to prosecute the FCC Assignment Applications and shall furnish to the FCC any documents, materials, or other information reasonably requested by the FCC; provided that in connection with obtaining such approvals, Purchaser shall not be required to agree to any conditions or limitations (i) with respect to any business or property of Purchaser or its Affiliates (excluding the Acquired Assets) on terms not acceptable to Purchaser in its sole and absolute discretion or (ii) on the Acquired Assets on terms not reasonably acceptable to Purchaser or that would have, in the aggregate, a material impact on the benefits expected to be obtained by Purchaser and its Affiliates from the Acquisition.

            (d) If the condition set forth in Section 8.02(g) hereof has not been satisfied on or before April 1, 2004, Sellers will, upon written notice from Purchaser, either (i) amend and bifurcate the FCC Assignment Application in order that all portions of the FCC Assignment Applications relating to the WorldCom BTAs be considered for approval by the FCC pursuant to a separate application process or (ii) if the bifurcation described in clause (i) is not permitted by the FCC, amend the FCC Assignment Application to delete the portions of the FCC Assignment Applications relating to the WorldCom BTAs from the FCC Assignment Applications and will, not later than five (5) Business Days following the amendment of the FCC Assignment Applications, file or cause to be filed with the FCC a separate application with respect to the partitioning of the WorldCom BTAs in accordance with Exhibit B of the WorldCom BTA Agreements and the transfer and assignment to Purchaser of the Partitioned BTAs (the bifurcated application or separate application, as the case may be, the "WorldCom BTA Application"). The WorldCom BTA Application, if any, and any supplemental information furnished in connection therewith shall be in substantial compliance with the FCC Rules.

         7.05 Third Party Consents. During the period from the date hereof until 90 days after the Closing Date, Purchaser, on the one hand, and Sellers, on the other hand, will cooperate and use their respective commercially reasonable efforts to obtain any Consents required to assign, convey, transfer and deliver the Acquired Assets to Purchaser (to the extent such Consents are required notwithstanding the entry of the Approval Order); provided, however, that Purchaser will not be required to expend any sum, make a financial commitment or grant or agree to any concession in order to obtain any such required Consent. If any required Consent is not obtained prior to or within 90 days after the Closing Date, the parties shall (at their own expense), if requested by Purchaser, implement an arrangement, reasonable and lawful as to both Purchaser and Sellers, designed to afford to Purchaser the economic benefits of the affected Acquired Assets, if any.

         7.06 Commercially Reasonable Efforts.

            (a) Subject to Sections 7.04(b) and 7.06(b), each of the parties hereto shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under Laws to ensure that (i) the conditions set forth in this Agreement are satisfied, (ii) to consummate and make effective, as promptly as practicable, the Acquisition and the other transactions contemplated hereby and (iii) each of the FCC Assignment Applications is approved by the FCC by Final Order.

            (b) Without limiting the generality of the foregoing, the parties hereto shall furnish to each other such necessary information and reasonable assistance, as each may reasonably request in connection with the preparation, filing and prosecution of applications and motion papers, including the FCC Assignment Applications, needed to obtain by Final Order, Bankruptcy Court approval of the Approval Order and FCC approval of the FCC Assignment Applications, and shall execute any additional documents and instruments reasonably requested by the other parties that are necessary to consummate the transactions contemplated hereby, whether before or after the Closing.

         7.07 Notification of Certain Matters. Sellers shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Sellers, of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Acquisition or the transactions contemplated hereby, (ii) any written objection, litigation or administrative proceeding that challenges the Acquisition or the transactions contemplated hereby or the entry of the Approval Order and (iii) any fact, circumstance, occurrence, condition, act, event or omission with respect to the assets that as of the Closing would be Acquired Assets that has had or, would, in the aggregate, be reasonably likely to result in a Sellers Material Adverse Effect.

         7.08 Maintenance of FCC Licenses.

            (a) Except with respect to the FCC Licenses set forth on Schedule
5.30 (other than the WorldCom BTAs), Sellers will, and will cause their Subsidiaries to:

                  (i) maintain in full force and effect all Company FCC Licenses, and timely comply with FCC Rules, including (A) the filing of Annual FCC Reports and (B) making all installment payments in respect of FCC Licenses within two calendar quarters of the due dates for such installment payments;

                  (ii) except for those Company Pending Applications that request additional time to complete construction of facilities authorized under BTA authorizations, prosecute and defend diligently and in good faith each Company Pending Application;

                  (iii) (A) except with respect to Acquired Spectrum Leases that are removed from the Acquired Assets pursuant to Section 2.07 or that otherwise constitute Excluded Assets, enforce all of its rights under each Acquired Spectrum Lease on a timely basis; (B) not enter into any agreement on or with respect to spectrum capacity under any Company FCC License without the prior consultation with and the prior approval of Purchaser; and (C) not enter into any agreements to accept harmful interference as prescribed by the FCC Rules in connection with any Company FCC License without the prior consultation with and the prior approval of Purchaser;

                  (iv) for any Company FCC License that is subject to 47 C.F.R.
         Section 21.44(a)(3), not remove or alter of any facilities so as to render any station not operational for a period of 30 days or more, or not operational as of the Closing, and, for any Acquired Lease Spectrum that is subject to 47 C.F.R. Section 2l.44(a)(3), not permit the removal or alteration of any facilities so as to render any station not operational for a period of 30 days or more, or not operational as of the Closing; and

                  (v) except as set forth in Section 7.04, not seek the modification of any Company FCC License, except for such modifications as are authorized by this Agreement, are required by FCC Rules or which become authorized pursuant to Company Pending Applications. In any such event, the Sellers will consult with Purchaser prior to seeking such modification.

            (b) Except with respect to Acquired Spectrum Leases that are removed from the Acquired Assets pursuant to Section 2.07 or that otherwise constitute Excluded Assets, Sellers and their Subsidiaries shall use reasonable efforts to ensure that third party lessors under Acquired Spectrum Leases:

                  (i) maintain in full force and effect all Acquired Spectrum Leases, and timely and materially comply with FCC Rules, including the filing of Annual FCC Reports;

                  (ii) prosecute and defend diligently and in good faith each Leased Pending Application;

                  (iii) (A) not enter into any agreement regarding or with respect to its proposed or authorized ITFS or MMDS spectrum capacity for the system to which the Acquired Spectrum Lease relates; (B) not enter into any agreement regarding or with respect to spectrum capacity under any Acquired Spectrum Lease without the prior approval of Sellers; and (C) not enter into any agreements to accept harmful interference as prescribed by the FCC Rules in connection with any Acquired Spectrum Lease without the prior consultation with and the prior approval of Purchaser; and

                  (iv) (A) not seek to modify any Acquired Spectrum Lease, except for such modifications as are authorized by this Agreement, are required by FCC Rules or which become authorized pursuant to Leased Pending Applications; and (B) prevent the new application, or amendment to any Leased Pending Application, except (I) as specifically required by the terms of the Acquired Spectrum Leases, (II) as required by the terms of an applicable Acquired Spectrum Lease or as requested by the FCC, or (III) as may be reasonably required to operate the facilities proposed in such Leased Pending Application.

         The Sellers will consult with Purchaser prior to taking any material action under this Section 7.08(b).

            (c) Sellers and their Subsidiaries will ensure and will use reasonable efforts to ensure that their counterparties, as the case may be, to the Third Party Licenses:

                  (i) maintain in full force and effect all Third Party Licenses, and timely and materially comply with FCC Rules, including the filing of Annual FCC Reports;

                  (ii) prosecute and defend diligently and in good faith each Third Party Pending Application;

                  (iii) (A) not enter into any agreement regarding or with respect to its proposed or authorized ITFS or MMDS spectrum capacity for the system to which the Third Party License relates; (B) not enter into any agreement regarding or with respect to spectrum capacity under any Third Party License without the prior approval of Purchaser; and
         (C) not enter into any agreements to accept harmful interference as prescribed by the FCC Rules in connection with any Third Party License without the prior consultation with and the prior approval of Purchaser; and

                  (iv) (A) not seek to modify any Third Party License, except for such modifications as are authorized by this Agreement, are required by FCC Rules or which become authorized pursuant to Third Party Pending Applications; and (B) prevent the new application, or amendment to any Third Party Pending Application, except (I) as specifically required by the terms of the agreement by which Sellers have agreed to acquire the Third Party Licenses, (II) as required by the terms of an applicable Third Party License, (III) as requested by the FCC, or (IV) as may be reasonably required to operate the facilities proposed in such Third Party Pending Application.

         The Sellers will consult with Purchaser prior to taking any material action under this Section 7.08(c).

         7.09 Bankruptcy Covenants.

            (a) Within three Business Days following the completion of the Auction, Sellers will and will cause their applicable Subsidiaries to, at their sole cost and expense, file a motion to obtain an order, pursuant to 11 U.S.C. Sections 105, 363, and 365, to approve the Acquisition, in form and substance reasonably acceptable to Purchaser and Nucentrix, but including the express terms of the Approval Order as defined and on the terms contained herein (the "Approval Motion"). Sellers will, and will cause their applicable Subsidiaries to, use their best efforts to obtain the Approval Order on or before November 17, 2003.

            (b) Sellers will provide Purchaser and its Representatives the opportunity, and sufficient time, to review and comment on all documents, motions, orders, filings or pleadings that Sellers file with the Bankruptcy Court which relate to the consummation or approval of the Acquisition and this Agreement, the Approval Motion, related orders, or any provision herein or therein, and will incorporate all reasonable comments of Purchaser and its Representatives. Sellers will also promptly provide Purchaser with facsimile or electronic copies of all pleadings received by or served by or upon the Sellers in connection with its Bankruptcy Case, which, to the Knowledge of Sellers, have not otherwise been served on Purchaser.

            (c) From and after the commencement of the Bankruptcy Cases, Sellers will, and will cause their applicable Subsidiaries to, continue to operate their business as a debtor in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

            (d) During the period from the date hereof until the Closing, Sellers shall not and shall not permit their Subsidiaries to take any actions outside the ordinary and usual course of business without the approval of the Bankruptcy Court after written notice to Purchaser.

         7.10 Intentionally Deleted.

         7.11 Employee Matters. Sellers acknowledge and agree that Purchaser will not be required to offer employment to or employ any present or former employee (including any employee on any type of leave of absence) of any Seller and that Purchaser has no liability or obligation relating to any such employees of Sellers or their Subsidiaries. Following the entry of the Approval Order and notwithstanding the Non-Disclosure Agreement, Purchaser may meet with and discuss with employees of the Sellers, potential employment with Purchaser and its Affiliates commencing on the earlier of the (a) Closing Date and (b) the date that such employee is terminated.

         7.12 Further Assurances.

            (a) Subject to Sections 7.04(b) and 7.06, from time to time, as and when requested by any party, each party will execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the Acquisition and the other transactions contemplated hereby, including, in the case of Sellers, providing the Books and Records and executing and delivering to Purchaser such assignments, deeds, bills of sale, consents and other instruments, in each case as Purchaser or its counsel may reasonably request as necessary or desirable for such purpose.

            (b) Subject to Sections 7.04(b) and 7.06, Sellers and Purchaser each further agree that, subject to the terms hereof, prior to the Closing they will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the Bankruptcy Code and other applicable Laws and Regulations to consummate and make effective the transactions contemplated by this Agreement, including using their commercially reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary filings, including obtaining the entry by the Bankruptcy Court of the Approval Order.

         7.13 Tax Matters.

            (a) Sellers shall furnish or cause to be furnished to the Purchaser, upon request, as promptly as practicable, such information and assistance relating to the Acquired Assets as is reasonably necessary for filing of all Tax returns, including any claim for exemption or exclusion from the application or imposition of any Taxes or making of any election related to Taxes, the payment of Taxes, the preparation for any audit by any Taxing Authority and the prosecution or defense of any Proceeding relating to any Tax return.

            (b) All Transfer Taxes arising out of the transfer of the Acquired Assets and any Transfer Taxes required to effect any recording or filing with respect thereto shall be borne by Sellers. The Transfer Taxes shall be calculated assuming that no exemption from Transfer Taxes is available, unless otherwise indicated in the Approval Order or, at Closing, Purchaser shall provide an appropriate resale exemption certificate or other evidence acceptable to Sellers of exemption from such Transfer Taxes. Sellers and Purchaser shall cooperate to timely determine the amount of any Transfer Taxes and timely prepare and file any returns or other filings relating to such Transfer Taxes, in form and substance satisfactory to each party, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. Sellers shall pay such Transfer Taxes and shall file all necessary documentation and returns with respect to such Transfer Taxes when due, and shall promptly, following the filing thereof, furnish a copy of such return or other filing and a copy of a receipt showing payment of any such Transfer Tax to Purchaser.

            (c) Except as provided in Section 7.13(b), all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Acquired Assets for a Tax period that includes (but does not end on) the Closing Date, whether imposed or assessed before or after the Closing Date (the "Closing Period Tax Obligations"), shall be apportioned between Sellers, on the one hand, and Purchaser, on the other, as of the Closing Date, based on the number of days in any such period falling prior to and including the Closing Date, on the one hand, and after the Closing Date, on the other hand. Subject to
Section 7.13(d) and Section 7.19, Sellers shall be responsible for the portion of such apportioned Taxes attributable to the period up to and including the Closing Date and Purchaser shall be responsible for the portion of such apportioned Taxes attributable to the period after the Closing Date. Accordingly, subject to Section 7.13(d) and Section 7.19, if any Taxes required to be apportioned hereunder are paid by the party who is not responsible for such Taxes as determined under this Section 7.13(c), the non-paying party shall promptly reimburse the paying party for the non-paying party's share of such apportioned Taxes. Similarly, if Purchaser, on the one hand, or Sellers, on the other hand, receive a refund of any Taxes that are required to be apportioned hereunder, then the recipient of such refund shall promptly pay to the other party such other party's share of such refund as determined in accordance with the foregoing apportionment provisions (assuming that Purchaser and Sellers contributed to the applicable Tax payment in accordance with the first two sentences of this Section 7.13(c)).

            (d) At the Closing, Purchaser shall pay to a separate escrow account to be established by the Escrow Agent (the "Tax Escrow Account") an amount (the "Tax Escrow Amount") equal to the Closing Period Tax Obligations as estimated by the appropriate Taxing Authorities; provided that, the portion of the Tax Escrow Amount that is attributable to pre-Closing periods shall be deducted from the amount payable by Purchaser at the Closing pursuant to Section 7.19. The amount of the Closing Period Tax Obligations shall be paid by the Escrow Agent to the appropriate Taxing Authorities when such Taxes become due. If the Tax Escrow Amount is insufficient to fully pay the Closing Period Tax Obligations owed, (i) Sellers shall pay an amount to the appropriate Taxing Authorities when due equal to the product of (A) the amount of such deficiency multiplied by (B) the quotient of (1) the amount of the Purchase Price reduction pursuant to Section
7.19 attributable to Closing Period Tax Obligations, divided by (2) the Tax Escrow Amount, and (ii) Purchaser shall pay the remainder of the deficiency to the appropriate Taxing Authorities when due. If the Tax Escrow Amount exceeds the Closing Period Tax Obligations owed, then the Escrow Agent shall pay (i) to Sellers an amount of such excess equal to the product of (A) the amount of such excess multiplied by (B) the quotient of (1) the amount of the Purchase Price reduction pursuant to Section 7.19 attributable to Closing Period Tax Obligations, divided by (2) the Tax Escrow Amount, and (ii) to Purchaser an amount equal to the remainder of such excess. Sellers and Purchaser agree to deliver joint written instructions to the Escrow Agent to carry out the terms of this Section 7.13(d).

         7.14 Confidentiality.

            (a) Sellers will and will cause their Subsidiaries to enforce all of their rights under each confidentiality agreement entered into with a potential bidder as contemplated by the Bidding Procedures Order.

            (b) For a period of two (2) years after the Closing Date, Sellers shall, and shall cause their Affiliates and Representatives to, preserve and protect the confidentiality of the terms and conditions of the Acquired Spectrum Leases, Real Property Leases, Assigned Contracts, Books and Records and similar confidential information related to the Acquired Assets (collectively, the "MMDS Business Information"), and not to disclose the MMDS Business Information to any third party except as required by applicable Law or, if Sellers deem necessary or advisable, in connection with any Proceeding involving Sellers; provided, however, that Sellers shall use good faith efforts to provide Purchaser with written notice of such circumstance prior to disclosure of any such information so that Purchaser may seek a protective order or other appropriate remedy. For the avoidance of doubt, the foregoing obligations shall not apply to (i) information which is or becomes generally known to the industry or in the public domain other than as a result of Sellers' or their Affiliates' or Representatives' disclosure of such information in violation of the provisions of this Agreement or (ii) information that is furnished or becomes available to Sellers from a third party on a non-confidential basis after the date hereof who is not, to the Knowledge of Sellers, prohibited from disclosing such information by a legal, contractual or fiduciary obligation. Notwithstanding the foregoing, Sellers shall not be required to maintain their legal existence for any time after the Closing, and if Sellers shall cease to exist prior to the second anniversary of the Closing Date, Sellers shall, and shall cause their Affiliates and Representatives to, deliver to Purchaser all copies of the MMDS Business Information in their possession or shall cause such copies to be destroyed and shall certify the same to Purchaser.

            (c) The parties agree that (i) any information furnished to or obtained by Purchaser or any of its Representatives during the period from the date of this Agreement to the Closing Date as a result of Sellers providing access as contemplated by Section 7.02 and (ii) the terms and conditions of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (the "Confidential Information"), shall in each case be treated by Purchaser as confidential on the same terms and conditions as those set forth in Non-Disclosure Agreement; provided, however, that neither this Agreement nor the Non-Disclosure Agreement shall apply to restrict disclosure or use of any Confidential Information (i) to the extent reasonably necessary in connection with any application to the FCC contemplated hereby or otherwise reasonably necessary in connection with the transfer of Acquired Assets contemplated hereby or Purchaser's performance of this Agreement prior to the Closing, (ii) if Purchaser deems necessary or advisable, in connection with any Proceeding involving Purchaser; provided, however, that Purchaser shall use good faith efforts to provide Sellers with written notice of such circumstance prior to disclosure of any such information so that Sellers may seek a protective order or other appropriate remedy, or (iii) after the Closing.

            (d) Notwithstanding the foregoing, the parties hereto acknowledge that in connection with seeking entry of the Approval Order and implementation thereof, this Agreement (together with any Exhibits and certain Schedules attached hereto) will be filed with the Bankruptcy Court and made publicly available, and prior to the entry of such Approval Order, disclosures relating to the transactions contemplated by this Agreement and the Ancillary Agreements will be made to the official committee of unsecured creditors of Sellers appointed in connection with the Bankruptcy Cases and to its Representatives, and the parties agree that such filing and disclosures will not violate any confidentiality obligations owing to any party, whether pursuant to the Non-Disclosure Agreement, this Agreement or otherwise.

            (e) Notwithstanding anything to the contrary in this Agreement or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the Acquisition, shall not apply to the tax structure or tax treatment of the Acquisition, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the tax structure and tax treatment of the Acquisition. The preceding sentence is intended to cause the Acquisition not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under the Code and shall be limited to and construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the Acquisition or any tax matter or tax idea related to the Acquisition.

            (f) The Non-Disclosure Agreement shall be terminated and become null and void without further liability to any of the parties thereto (other than with respect to claims arising prior to the date that the Approval Order becomes a Final Order) on the date that the Approval Order becomes a Final Order.

         7.15 Press Releases. Except for filings with the Bankruptcy Court with respect to the Bankruptcy Cases, a press release, mutually agreed upon by Sellers and Purchaser, to be issued by Nucentrix immediately following the execution of this Agreement and an associated Current Report on Form 8-K (which Form 8-K and press release to be filed and issued, respectively, immediately following the execution of this Agreement shall report and announce the execution of this Agreement, with the Form 8-K including as an exhibit a copy of this Agreement), and as expressly provided in the DIP Loan Agreement, if any, no public filing, release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party or its Affiliates without the prior written consent of Purchaser, in the case of Sellers, or, Nucentrix, in the case of Purchaser (which consent shall not be unreasonably withheld or delayed), unless such disclosure is required by an order of the Bankruptcy Court or any other Judgment, by Law or by obligations pursuant to an agreement with any national securities exchange; provided, however, that the party intending to make such release shall use commercially reasonable efforts consistent with such order, Judgment, Law or obligation to give the other parties prior notice and to consult with the other parties with respect to the text thereof. To the extent the provisions of this Section 7.15 and the provisions of the Non-Disclosure Agreement conflict, the terms of this Section
7.15 shall control.

         7.16 Expenses. Except as set forth in Sections 7.04 (FCC Filings), 7.05 (Third Party Consents), and 7.13 (Tax Matters), all costs and expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party or its Affiliates) incurred by a party or on its behalf in connection with the preparation, negotiation, execution and delivery, and performance of this Agreement, and the transactions contemplated hereby and thereby (including costs incurred in connection with obtaining entry of the Approval Order and the Bidding Procedures Order) shall be paid by the party incurring such expense. The reasonable fees and expenses of the Escrow Agent shall be borne by Purchaser as provided in the Escrow Agreement.

         7.17 Rejected Contracts. Sellers shall not reject or cause to be rejected any Contract in any bankruptcy proceeding following the date hereof if such Contract is an Acquired Asset unless such Contract has been removed from the Acquired Assets in accordance with Section 2.07.

         7.18 Renewal of Certain Short Term Leases. Sellers shall, and shall cause their Subsidiaries to, use their best efforts to obtain the renewal of each Contract which could form a part of the Acquired Assets and which may terminate pursuant to its terms prior to the Termination Date on terms reasonably acceptable to Purchaser, unless Purchaser shall request in writing that any such Contract should not be renewed.

         7.19 Apportionment of Prepaid Expenses and Accounts Payable.

            (a) Subject to Section 7.19(c), on the Closing Date, those items of expenses and accounts payable specifically referred to in Section 7.19(b) in relation to the Acquired Assets that are Assumed Liabilities and are paid or payable before and after the Closing Date on an annual, quarterly, monthly or other regular periodic basis ("Prorated Expense Items") shall be prorated as of the Closing Date and apportioned, such that (i) Purchaser will receive the economic benefit or burden, as applicable, of all such items after the Closing Date, and (ii) Sellers shall receive the economic benefit or burden, as applicable, of all such items for the period prior to, and including, the Closing Date. After the Closing Date, (x) if Purchaser should receive any bills or accounts or any reimbursement for prepaid expenses in relation to Prorated Expense Items that are attributable in whole to the period prior to, and including, the Closing Date, then Purchaser shall promptly forward the same to Sellers (for payment, in the case of any such bills or accounts), (y) if Sellers should receive any bills or accounts or any reimbursement for prepaid expenses in relation to the Prorated Expense Items that are attributable in whole to the period after the Closing Date, then Sellers shall promptly forward the same to Purchaser (for payment, in the case of any such bills or accounts) and (z) if Purchaser or Sellers should receive any bills or accounts or any reimbursements for prepaid expenses in relation to the Prorated Expense Items that are attributable in part to the period prior to, and including, the Closing Date, and in part to the period after the Closing Date, the amount thereof shall be apportioned between Sellers, on the one hand, and Purchaser, on the other hand, as of the Closing Date, based on the number of days in such period falling prior to and including the Closing Date, on the one hand, and after the Closing Date, on the other hand. In the case of bills or accounts referred to in clause (z), the party receiving the same shall be required to pay only such portion of such bill or account for which it is responsible in accordance with this Section 7.19(a).

            (b) The following expense items shall be prorated in the manner contemplated by Section 7.19(a): (i) regular periodic rent or lease payments (including prepaid rent and rent payable in arrears) payable under the Acquired Spectrum Leases and Acquired Tower Leases; (ii) annual FCC regulatory fees in relation to the Company FCC Licenses; (iii) Taxes as provided in Section 7.l3(c); and (iv) utilities expenses pertaining to the Acquired Tower Leases.

            (c) Not less than ten (10) Business Days prior to the Closing Date, the parties will jointly prepare a preliminary closing statement containing their good faith calculation of the prorations provided for in Section 7.19(a). If final bills or accounts in relation to any Prorated Expense Items or rent receivable referred to in Section 7.19(a) are not available or have not been issued prior to that date for any Prorated Expense Item, or rent receivable that is required to be prorated as contemplated in Section 7.19(a), then Nucentrix and Purchaser shall estimate the amount of each such item in good faith, and such estimate shall be reflected in the preliminary closing statement. If the parties are unable to agree upon the amounts for the preliminary closing statement, Purchaser shall provide its good faith estimate which shall be binding upon the parties for purposes of the amounts to be paid at Closing. The amount payable by Purchaser at the Closing will be increased or decreased to reflect the net amount owing between the parties as shown on such preliminary closing statement, using such estimates where necessary. Final adjustment between the parties as to any estimated item used in the preparation of the preliminary closing statement shall be made as soon as reasonably practicable after the Closing after such item becomes final. Payments in connection with such final adjustment or otherwise necessary to reconcile amounts between the parties in accordance with Section 7.19(a) will be due within thirty (30) days of written notice from the party entitled to payment.

         7.20 Intentionally Deleted.

         7.21 Third Party Dedicated Equipment. Solely with respect to those items of Third Party Dedicated Equipment which are not set forth on Schedule 5.18, Sellers hereby undertake and agree as follows: (a) Sellers will not, and will cause their Subsidiaries not to, sell, transfer or otherwise dispose of such equipment to any third party without obtaining a prior written agreement and acknowledgment from such third party addressed to Nucentrix and Purchaser to the effect that: all rights, titles and interests of such third party are subject and subordinate to the rights of Purchaser, and any landlord, lessor or other Person owning or in possession of a site on which such equipment is located (a "Site Holder"), not to be disturbed in the use or possession of such site and any real or personal property thereon (including in the case of Purchaser, any Acquired Assets located thereon), (b) any disconnection or removal of such equipment by such third party will only be effected in a manner that does not damage or adversely affect the operation or functionality of such Acquired Assets or the real or personal property located on such site, (c) such third party will obtain the prior consent of Purchaser (not to be unreasonably withheld or delayed) and any other applicable Site Holder prior to accessing such site in connection with any disconnection or removal of equipment activities, (d) prior to the Closing, such third party may only disconnect or remove such equipment under the supervision of Sellers' designated technical specialists, (e) after the Closing, such third party may only disconnect or remove such equipment under the supervision of Purchaser's designated technical specialists, (f) such third party shall be solely responsible for any damages or out-of-pocket costs incurred by Sellers, Purchaser or any other Site Holder resulting from any such disconnection or removal, and (g) Purchaser has not assumed any obligations or liabilities to such third party including any obligation to maintain, repair, insure, or operate any such equipment.

         7.22 FCC Waivers. If Purchaser is requested in writing by Nucentrix, on the one hand, or Sellers are requested in writing by Purchaser, on the other hand, the requested party shall use its or their commercially reasonable efforts, as applicable, to assist in preparing and filing with the FCC a request for a waiver for the Company FCC Licenses included in the Acquired Assets or for any FCC License associated with an Acquired Spectrum Lease of any FCC Rules that might result in a revocation or forfeiture for failure to provide service, including 47 C.F.R. Sections 21.43(b), 2l.44(a)(3), 2l.303(c) and 21.303(d);
provided that the foregoing shall not affect the obligations of Sellers pursuant to Section 7.01.

         7.23 Mutual Releases.

            (a) Sellers agree to release Purchaser, subject to payment by Purchaser of all outstanding amounts owing in connection with the transactions contemplated by this Agreement and/or the DIP Loan Agreement, if any, from all rights, claims, demands and causes of action of Sellers, however arising, under and in connection with the DIP Loan Agreement, if any, and shall deliver an instrument to that effect, in a form satisfactory to Purchaser, to Purchaser at the Closing (the "Purchaser Release").

            (b) Purchaser agrees to release Sellers, subject to payment by Sellers of all outstanding amounts owing in connection with the transactions contemplated by this Agreement and/or the DIP Loan Agreement, if any, from all rights, claims, demands and causes of action of Purchaser, however arising, under and in connection with the DIP Loan Agreement, if any, and shall deliver an instrument to that effect, in a form satisfactory to Nucentrix, to Sellers at the Closing (the "Sellers Release").

         7.24 Common Equipment. If any Seller has granted an Affected Lessor the right to purchase or otherwise acquire Common Equipment used by the Affected Lessor for transmission of its ITFS channels pursuant to the terms of a transmission capacity lease or sublease, other than an Acquired Spectrum Lease, between such Seller and such Affected Lessor (a "Terminated ITFS Lease"), Purchaser will, subject to clause (j) hereof, provide such Affected Lessor with continued access to that Common Equipment; provided, however, that (a) Purchaser is in no way assuming any of the obligations under the Contracts related to such Common Equipment (or under any other Contract which is not included in the Acquired Assets); (b) although Purchaser will grant such access rights, Purchaser will not have any obligation to maintain such Common Equipment or any responsibility for the functionality of that Common Equipment; (c) the duration of such access shall begin on the date the Terminated ITFS Lease is rejected pursuant to 11 U.S.C. Section 365(d)(2) and shall continue for the number of months it would be provided under the terms of the Terminated ITFS Lease if the Terminated ITFS Lease were an Acquired Spectrum Lease expiring on such rejection date; (d) the terms of such access shall be determined by Purchaser in its sole discretion; (e) notwithstanding any of the foregoing, Purchaser shall have the right to change or terminate such Affected Lessor's access to the Common Equipment in the event a change is required by the FCC or in the event that Purchaser, for any cause, no longer possesses the right to mount and house the Common Equipment at the applicable Tower Site; (f) such Affected Lessor may not assign, lease or otherwise provide any right to access the Common Equipment to any Person; (g) such Affected Lessor's right to access such Common Equipment will immediately terminate in the event of any attempted assignment, lease or other provision of such Affected Lessor's right to access such Common Equipment to any Person; (h) such Affected Lessor's right to access Common Equipment will immediately terminate in the event such Affected Lessor or any of its Affiliates enters into any agreement or understanding for or related to any third party's use of the transmission capacity as may be authorized by the applicable FCC License or may be further authorized by the FCC based upon the Affected Lessor's applicable FCC License; (i) such affected Lessor shall inform Purchaser promptly of the occurrence of any event that causes a Common Equipment access right termination under this Section 7.24; and (j) such Affected Lessor shall enter into an agreement providing for the forgoing in this Section 7.24 and otherwise in form and substance reasonably acceptable to Purchaser prior to accessing the Common Equipment pursuant to this Section 7.24.

         7.25 FCC Amount. Two (2) Business Days prior to the Closing, Nucentrix will deliver a certificate of an executive officer of Nucentrix to Purchaser specifying all amounts to be owed to the FCC by Sellers and their Subsidiaries immediately prior to the Closing (other than amounts payable with respect to Company FCC Licenses that are not transferred to Purchaser at the Closing) (the "FCC Amount"). Concurrently with or immediately following the Closing, Purchaser shall pay the FCC Amount to the FCC. The Purchase Price shall be reduced in an amount equal to the FCC Amounts.

         7.26 WorldCom BTAs. The failure or inability of the Partitioned BTAs to be transferred to Purchaser at the Closing as a result of a breach by Purchaser of its obligations under the WorldCom BTA Agreements or the Agreement to Assign Certain Basic Trading Area Licenses dated October 17, 2003 by and among Nucentrix, Nucentrix Spectrum Resources, Inc.

and Purchaser, shall not (i) constitute the breach of any representation, warranty or covenant of Sellers or Purchaser hereunder; (ii) give rise to the failure of any condition set forth in Article VIII, including Section 8.02(a),
(b), (d) and (g); (iii) entitle any party hereto to terminate this Agreement, or
(iv) result in any adjustment to the Purchase Price pursuant to Schedule 3.01.

         7.27 Transition Servicing. If any software included in the Excluded Assets is necessary or useful in the operation of the Acquired Assets, Nucentrix and Purchaser will cooperate and use their commercially reasonable efforts to have in effect arrangements that provide Purchaser with the use and access to such software at no cost to Purchaser for a reasonable period following the Closing.

         7.28 Non-competition. During the period from and including the Closing Date until the second anniversary of the Closing Date, Sellers shall not (a) acquire licenses for MMDS or ITFS spectrum or enter into leases for MMDS or ITFS spectrum, or (b) operate any business using MMDS or ITFS spectrum in the United States of America.

         7.29 Jonesboro BTA Agreement.

            (a) If Clearwave exercises its option under the Jonesboro BTA Agreement to purchase the Jonesboro BTA prior to Closing, then: (i) the Purchase Price shall be reduced by an amount equal to 50% of the net proceeds received by Sellers as consideration for such purchase (the "Jonesboro Proceeds"); (ii) Sellers shall use the full amount of the proceeds therefrom to prepay the DIP Loan Agreement in accordance with Section 4.7(b) thereof; (iii) Purchaser and Seller will cause the FCC Assignment Application to be amended to remove the Jonesboro BTA from the FCC Assignment Application; and (iv) the Jonesboro BTA Agreement and the Jonesboro BTA shall become an Excluded Asset.

            (b) If (i) prior to the Closing Clearwave does not exercise its option under the Jonesboro BTA Agreement to purchase the Jonesboro BTA, (ii) the Jonesboro BTA Agreement is assigned to Purchaser as an Acquired Asset, (iii) after the Closing Clearwave exercises its option to purchase the Jonesboro BTA, and (iv) the ITFS Leases (as defined in the Jonesboro BTA Agreement) are still in force and effect, Sellers shall take all necessary actions to assign the ITFS Leases to Clearwave in accordance with the Jonesboro BTA Agreement without any further consideration.

         7.30 HSR Filing.

            (a) If in Purchaser's determination notice is or may be required under the HSR Act or any regulation issued pursuant to the HSR Act (together with the HSR Act and any applicable state antitrust laws, rules and regulations, the "HSR Rules"), as promptly as practicable following the date that the Approval Order becomes a Final Order, Purchaser and Sellers shall file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required pursuant to the HSR Rules for the Acquisition and the other transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Rules. Purchaser and Sellers shall: (i) promptly furnish to each other such necessary information and assistance as the other may reasonably request in connection with the preparation of any filing or submission that is necessary under the HSR Rules; (ii) promptly apprise each other of the status of any communication with, and any inquiries or requests for additional information from, the FTC or DOJ; (iii) promptly comply with any such inquiry or request; and (iv) promptly provide any supplemental information requested in connection with the filings made hereunder pursuant to the HSR Rules. Any notification, report, supplemental information or other submission or information provided to any Governmental Authority in accordance with this
Section 7.30 shall be in material compliance with the HSR Rules.

            (b) Sellers and Purchaser shall each bear and pay their own costs and expenses incurred in connection with their obligations under this Section 7.30.

            (c) Sellers and Purchaser shall use their best and commercially reasonable efforts to obtain any clearance required under the HSR Rules to consummate the Acquisition and the other transactions contemplated by this Agreement.

         7.31 Performance. USFCo shall take all necessary steps to ensure that Purchaser takes any and all actions required to be taken by Purchaser pursuant to this Agreement.

         7.32 Assignment of FCC Licenses after the Closing. If any of the Company FCC Licenses are not assigned to Purchaser at the Closing because the approval of the FCC with respect to the FCC Assignment Applications related thereto shall not have been obtained by Final Order (the "Remaining Licenses"), then Sellers and Purchaser shall, after the Closing, continue to seek to obtain the approval of the FCC with respect to the assignment of such Remaining Licenses until October 29, 2004. If the approval of the FCC to the assignment of any of the Remaining Licenses is obtained by Final Order after the Closing, then
(a) Sellers shall promptly sell, assign, transfer, convey and deliver that Remaining License to Purchaser; and (b), if that Remaining License is a Principal FCC License, Purchaser shall pay to Sellers the amount required pursuant to Schedule 3.01. If any Remaining License has not been transferred to Purchaser on or before October 29, 2004, and if Sellers offer to sell, assign or transfer such a Remaining License to any third party or otherwise dispose of Seller's rights in such a Remaining License, Purchaser shall have the option to purchase that Remaining License for an amount equal to (a) the amount set forth on Schedule 8.02(g)(i) or Schedule 8.02(g)(ii), as applicable, with respect to a Principal FCC License or (b) no additional consideration with respect to any Company FCC Licenses that are not Principal FCC Licenses. After October 29, 2004, Sellers will, at Purchaser's request, submit to the FCC for cancellation any Company FCC License that has not been transferred to Purchaser.

                                  ARTICLE VIII
                               CLOSING CONDITIONS

         8.01 Conditions to Obligations of Purchaser and Sellers. The respective obligations of Purchaser, on the one hand, and Sellers, on the other hand, to effect the Closing shall be subject to the satisfaction (or written waiver by Purchaser or Sellers, as applicable) at or prior to the Closing of each of the following conditions:

            (a) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints"), shall be in effect or pending which delays, restrains, enjoins or otherwise prohibits or seeks to restrain, enjoin or otherwise prohibit the consummation of the Acquisition and the transactions contemplated hereby and no such Legal Restraints shall be threatened.

            (b) The Approval Order. The Bankruptcy Court shall have entered the Approval Order.

            (c) Consents and Approvals. The waiting period under the HSR Act, if applicable, shall have lapsed or been earlier terminated. Any Consents (other than approval by the FCC of the FCC Assignment Applications) necessary in connection with the Acquisition and the other transactions contemplated by this Agreement, unless, with respect to Persons which are not Governmental Authorities, waived in writing by Purchaser, shall have been obtained by Sellers and delivered to Purchaser, except such Consents the failure of which to obtain could not, in the aggregate, have a Sellers Material Adverse Effect and except for Consents that are not required due to the entry by the Bankruptcy Court of the Approval Order.

         8.02 Additional Conditions to Obligations of Purchaser. The obligation of Purchaser to effect the Closing shall also be subject to the satisfaction (or written waiver by Purchaser) at or prior to the Closing of each of the following conditions:

            (a) Accuracy of Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement shall be true and correct in all respects (except that for purposes of determining whether such representations and warranties are true and correct, all qualifications in such representations or warranties as to materiality or Sellers Material Adverse Effect shall be disregarded) in each case (i) as of the date hereof and (ii) on and as of the Closing, in the latter case with the same force and effect as though such representations and warranties had been made on and as of the Closing, except: (i) for those failures to be true and correct that, individually or in the aggregate, have not had or would not be reasonably likely to have a Sellers Material Adverse Effect; (ii) that representations and warranties that are made as of a specific date need be true and correct only as of such date; and (iii) that if, and for so long as, the conditions set forth in
Section 8.02(g) are satisfied, then failure of any representation or warranty contained in Section 5.10 shall be disregarded for purposes of this Section 8.02(a) to the extent that such representation or warranty relates to the approval by the FCC of the transfer of the Company FCC Licenses to Purchaser.

            (b) Section 5.10(i). Without limiting Section 8.02(a), the representations and warranties contained in Section 5.10(i) shall be true and correct on and as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the Closing, except that:

                  (i) for the purposes of Section 5.10(i), actions taken by Persons other than Sellers, their agents or employees shall not be considered "voluntary" or to have been taken "voluntarily," and Sellers shall not be held responsible for actions taken by Persons other than Sellers, their agents and employees, provided Sellers have used their respective best efforts to prevent any such action by persons or parties other than Sellers, their agents or employees;

                  (ii) for purposes of this Section 8.02(b), the representations and warranties contained in Section 5.10(i) shall not apply to any FCC License for which Seller holds the surrounding BTA authorization, and for which, after Closing, Purchaser would be legally entitled to receive a license from the FCC based upon ownership of such BTA authorization;

                  (iii) for any condition which would otherwise constitute a breach of any representation or warranty contained in Section 5.10(i), such condition shall not constitute a breach of such representation or warranty for purposes of this Section 8.02(b) if the FCC has granted a waiver to Sellers of the relevant FCC Rules covering such condition and Sellers have provided Purchaser a copy of such waiver promptly following the grant thereof, or if Nucentrix has, with written notice to Purchaser, timely filed a waiver request with the FCC that complies with the FCC's requirements for such a waiver in all material respects, and such waiver request remains pending on and as of the Closing; provided that in all such applicable circumstances such waiver or pending waiver shall provide Purchaser with at least 180 days cure period following the Closing and is not subject to any conditions which Purchaser finds, in its sole discretion, to be unreasonable; and

                  (iv) if, and for so long as, the conditions set forth in
         Section 8.02(g) are satisfied, then failure of any representation or warranty contained in Section 5.10(i) shall be disregarded for purposes of this Section 8.02(b) to the extent that such representation or warranty relates to the approval by the FCC of the transfer of the Company FCC Licenses to Purchaser.

            (c) Performance of Obligations. Sellers shall have performed and complied in all material respects with all agreements, covenants and obligations required by this Agreement to be performed or complied with by Sellers at or prior to the Closing.

            (d) No Sellers Material Adverse Effect. From the date hereof until the Closing, there shall not have occurred a Sellers Material Adverse Effect that is continuing, except that if, and for so long as, the conditions set forth in Section 8.02(g) are satisfied, then failure of any representation or warranty contained in Section 5.10 to be true and correct shall be disregarded for purposes of this Section 8.02(d) to the extent that Section 5.10 relates to the approval by the FCC of the transfer of the Company FCC Licenses to Purchaser.

            (e) Officer's Certificate. Purchaser shall have received a certificate, dated the Closing Date, signed by an appropriate senior officer of Nucentrix to the effect that the conditions specified in Sections 8.02(a), 8.02(b), 8.02(c) and 8.02(d) have been satisfied, and that Sellers have performed and complied with their obligations in Section 2.06.

            (f) Approval Order. The Approval Order shall have become a Final Order.

            (g) FCC Approvals. The approval by the FCC of the FCC Assignment Applications shall have been obtained on the terms set forth in Schedule 8.02(g).

            (h) Compliance with Acquired Spectrum Leases. Sellers shall be in compliance in all material respects with all of the terms of the Acquired Spectrum Leases that would constitute a part of the Acquired Assets on such date if such date were the Closing Date.

         8.03 Additional Conditions to Obligations of Sellers. The obligation of Sellers to sell, assign, convey and deliver the Acquired Assets and to enter into the other transactions contemplated hereby shall be subject to the satisfaction (or waiver by Sellers) at or prior to the Closing of each of the following conditions:

            (a) Accuracy of Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects (except that any representation or warranty qualified by materiality shall be true and correct in all respects) in each case
(i) as of the date hereof and (ii) on and as of the Closing, in the latter case with the same force and effect as though such representations and warranties had been made on and as of the Closing, except that representations and warranties that are made as of a specific date need be true and correct only as of such date.

            (b) Performance of Obligations. Purchaser shall have performed and complied in all material respects with all agreements, covenants and obligations required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

            (c) Officer's Certificate. Sellers shall have received a certificate, dated the Closing Date, signed by an appropriate senior officer of Purchaser to the effect that the conditions specified in Sections 8.03(a) and 8.03(b) have been satisfied.

            (d) FCC Approval. The approval by the FCC of the FCC Assignment Applications shall have been obtained with respect to each FCC License to be transferred at the Closing.

                                   ARTICLE IX
                                   TERMINATION

         9.01 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

            (a) by mutual written consent of Purchaser and Nucentrix;

            (b) by Purchaser, if the Approval Order shall not have been entered and become a Final Order on or before November 26, 2003;

            (c) by Purchaser or Sellers, if any Legal Restraint permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition shall have become a Final Order; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 9.01(c), shall have used commercially reasonable efforts to prevent the entry of and to remove such order;

            (d) by Purchaser, if there shall be a breach by Sellers of any representation, warranty, covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 8.02 and which breach cannot be cured or has not been cured by the earlier of (i) twenty (20) Business Days after the giving of written notice by Purchaser to Sellers of such breach and (ii) the Termination Date as then in effect; provided, however, that the twenty (20) Business Days limitation contained in clause (i) of this Section 9.01(d) shall be extended with respect to a breach resulting in a failure of a closing condition set forth in Section 8.02(b) for one additional twenty (20) Business Day period to the extent that Sellers (i) have commenced work to cure the breach during the initial 20 Business Day period and (ii) diligently pursue completion of the cure during the second 20 Business Day period;

            (e) by Sellers, if there shall be a breach by Purchaser of any representation, warranty, covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 8.03 and which breach cannot be cured or has not been cured by the earlier of (i) twenty
(20) Business Days after the giving of written notice by Sellers to Purchaser of such breach and (ii) the Termination Date as then in effect;

            (f) by Purchaser or Sellers, if the Closing shall not have occurred by August 31, 2004, such date being referred to hereinafter as the "Termination Date"; provided, however, that if the Closing shall not have occurred by August 30, 2004 solely due to the failure of the condition set forth in Section 8.02(g), then either Purchaser or Sellers may extend the Termination Date until October 29, 2004; provided, further, that if Purchaser extends the Termination Date, then Purchaser shall be obligated to provide additional financing to Sellers under the terms of the DIP Loan Agreement;

            (g) by Purchaser, if (i) the FCC shall have denied any FCC Assignment Application, or (ii) the FCC shall have designated any FCC Assignment Application for hearing;

            (h) by Purchaser, if a Sellers Material Adverse Effect shall have occurred and is continuing at the time of termination; provided, however, that in the event any change, circumstance or event with respect to the Acquired Assets that shall constitute a Sellers Material Adverse Effect can be cured, prior to exercising its rights under this Section 9.01(h), Purchaser shall have provided written notice to Sellers of such change, circumstance or event giving rise to such Sellers Material Adverse Effect and such Sellers Material Adverse Effect shall not have been cured within 20 Business Days after the date such written notice is given pursuant to Section 11.04; or

            (i) by Purchaser, if the Sellers fail to comply in full with the provisions of any order of the Bankruptcy Court or of the Bankruptcy Code and such failure results in the loss or termination of any Acquired Spectrum Lease, Acquired Tower Lease, Company FCC License or Station Asset.

         9.02 Effect of Termination. A party desiring to terminate this Agreement pursuant to Section 9.01 shall give written notice thereof to each other party (except that with respect to the Sellers, notice is only required to be given to Nucentrix) specifying the provision hereof pursuant to which the Agreement is terminated and this Agreement shall be terminated at the time such notice is given. Upon termination, this Agreement shall forthwith become null and void and of no further force and effect, without liability on the part of Purchaser or Sellers or any of their respective Affiliates or Representatives under this Agreement, except for the provisions of

Sections 3.02, 5.20, 6.07, 7.14, 7.15 and 7.16, Article XI, this Section 9.02 and the Escrow Agreement and the DIP Loan Agreement (all of the foregoing of which shall remain in full force and effect) and except for liability for any prior breach of this Agreement. If this Agreement is terminated prior to Closing, Purchaser shall have the right but not the obligation to participate without prejudice in any process relating to any subsequent sale or disposition of the Acquired Assets or any portion thereof, including the right to submit an offer to acquire all or any portion of the Acquired Assets.

         9.03 Intentionally Deleted.

                                   ARTICLE X
                                 INDEMNIFICATION

         10.01 Indemnification by Sellers.

            (a) From and after the Closing, Sellers, jointly and severally, shall defend, indemnify Purchaser and its Affiliates and each of their respective Representatives (each, a "Purchaser Indemnified Party"), against, and hold them harmless from, any Losses suffered or incurred (payable promptly upon written request), to the extent arising from or in connection with or otherwise with respect to (i) any breach of any representation or warranty of any Seller contained in this Agreement or any Ancillary Agreement, (ii) any breach of any covenant or agreement of any Seller contained in this Agreement or any Ancillary Agreement, and (iii) any Excluded Liabilities (or any third party claim for payment or satisfaction of any Excluded Liabilities).

            (b) Except as otherwise specifically provided in Section 7.19 of this Agreement, Purchaser acknowledges that its sole and exclusive remedy for monetary damages after the Closing with respect to any and all breaches of this Agreement shall be pursuant to the indemnification provisions set forth in this
Article X.

            (c) For purposes of Section 10.01(a)(i), (i) a breach of a representation or warranty shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or would have been inaccurate or breached if such representation or warranty had not contained any limitation or qualification as to materiality, Sellers Material Adverse Effect, Knowledge or similar language, and (ii) the amount of Losses in respect of any breach of a representation or warranty (including any deemed breach resulting from the application of clause (i)) shall be determined without regard to any limitation or qualification as to materiality, Sellers Material Adverse Effect, Knowledge or similar language set forth in such representation or warranty.

         10.02 Indemnification by Purchaser.

            (a) From and after the Closing, Purchaser shall indemnify Sellers, their respective Affiliates and each of their respective Representatives (each, a "Seller Indemnified Party"), against, and hold them harmless from, any Losses suffered or incurred (payable promptly upon written request), to the extent arising from or in connection with or otherwise with respect to any Assumed Liabilities (or, subject to the Approval Order, any third party claim for payment or satisfaction of any Assumed Liabilities).

            (b) Except as otherwise specifically provided in this Agreement, Sellers acknowledge that their sole and exclusive remedy for monetary damages after the Closing with respect to any and all breaches of this Agreement shall be pursuant to the indemnification provisions set forth in this Article X.

         10.03 Calculation of Losses; Limitation of Liability.

            (a) The amount of any Loss for which indemnification is provided under this Article X shall be (i) net of any amounts actually recovered by the indemnified party under such party's insurance policies with respect to such Loss, (ii) net of any amounts actually recovered from any third person (by contribution, indemnification or otherwise) with respect to such Loss, and (iii) adjusted to take account of any net Tax effect realized by the indemnified party arising from the payment of the amount of the Loss. Any indemnification payment made pursuant to this Article X shall be treated as an adjustment to the Purchase Price for U.S. Federal income tax purposes.

            (b) (i) The aggregate indemnification obligations of the Sellers pursuant to Section 10.01(a)(i) shall not exceed the Purchase Price and (ii) Sellers shall not be liable to any Purchaser Indemnified Party for any breach of any representation or warranty of any Seller contained in this Agreement pursuant to Section 10.01(a)(i) unless and only to the extent that the aggregate Losses suffered by the Purchaser Indemnified Parties from all breaches, collectively, exceed seventy-five thousand dollars ($75,000); provided, however, that any Loss suffered by the Purchaser Indemnified Parties for any individual breach of any representation or warranty pursuant to 10.01(a)(i) for an amount less than $5,000 or for any series of related breaches for an amount less than $12,500 shall not be deemed to be Losses for purposes of Section 10.0l(a)(i) and this Section 10.03. The indemnification obligations of Sellers pursuant to 10.01(a)(i) shall not include any special, consequential or punitive damages.

         10.04 Termination of Indemnification. The obligations to defend, indemnify and hold harmless any Indemnified Party (as defined below) pursuant to
Section 10.0l shall terminate when the applicable representation or warranty terminates pursuant to Section 11.02; provided, however, that such obligations to defend, indemnify and hold harmless shall not terminate with respect to any item as to which the Indemnified Party shall have, before the expiration of the applicable period, previously made a bona fide claim by delivering notice of such claim (stating in reasonable detail the basis of such claim) pursuant to
Section 10.05 to the party that is required to provide the indemnification.

         10.05 Procedures.

            (a) Third Party Claims. Each Person (an "Indemnified Party") making a claim arising from or involving a claim made by any third Person against the Indemnified Party for which indemnification may be available to such Indemnified Party hereunder (a "Third Party Claim"), must notify the indemnifying party in writing (and in reasonable detail) of the Third Party Claim within ten (10) Business Days after receipt by such Indemnified Party of notice of the Third Party Claim. Thereafter, the Indemnified Party shall deliver to the indemnifying party, within five (5) Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third

Party Claim. No delay on the part of the Indemnified Party in notifying the indemnifying party shall relieve the indemnifying party from any liability or obligation under this Agreement unless (and solely to the extent) the indemnifying party is materially prejudiced thereby.

            (b) Assumption. If a Third Party Claim is made against an Indemnified Party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof at its sole cost with counsel selected by the indemnifying party; provided, however, that such counsel is not reasonably objected to by the Indemnified Party; provided, further, that the Indemnified Party shall be entitled to assume and control the defense of a Third Party Claim if the Indemnified Party has one or more defenses or counterclaims with respect to that Third Party Claim that are inconsistent with one or more of defenses or counterclaims that may be available to the indemnifying party with respect to that Third Party Claim. Should the indemnifying party elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the indemnifying party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute a Third Party Claim, the Indemnified Party shall reasonably cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, provided that the indemnifying party shall reimburse the Indemnified Party for the compensation (including salary and benefits) and reasonable out-of-pocket expenses incurred by any employee of an Indemnified Party who may provide assistance to the indemnifying party pursuant to this Section 10.05(b) and for any additional costs incurred by the Indemnified Party to enable such employee to provide litigation support in lieu of their duties for the Indemnified Party. Whether or not indemnifying party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, or offer to settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which may be withheld). Except with the prior written consent of the Indemnified Party, no indemnifying party that assumes the defense of a Third Party Claim shall consent to the entry of any judgment or enter into any settlement, compromise or discharge of a Third Party Claim that by its terms (i) includes injunctive or other non-monetary relief that adversely affects the Indemnified Party in any material respect, (ii) does not release the Indemnified Party completely in connection with such Third Party Claim, or (iii) would otherwise adversely affect the Indemnified Party in any material respect. In the event a Third Party Claim is asserted against an Indemnified Party other than in the Bankruptcy Court, the indemnifying party shall be entitled to file a motion to transfer such Third Party Claim to the Bankruptcy Court.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.01 Amendment and Waiver. This Agreement may not be amended or supplemented except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, Purchaser, on the one hand, or Nucentrix, on behalf of itself and the other Sellers, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

         11.02 Survival of Representations and Warranties; No Other Representations and Warranties.

            (a) The representations and warranties contained herein shall survive until the later to occur of the Closing Date or the Administrative Bar Date. Subject to any limitations on survival contained herein, no investigation made before or after the date of this Agreement by or on behalf of Purchaser will limit or affect in any way the representations, warranties, covenants and agreements of Sellers under or pursuant to this Agreement.

            (b) Except for the representations and warranties set forth in
Article V, no Seller or any other Person is making any representations or warranties, written or oral, statutory, express or implied, in relation to the Acquired Assets or the Assumed Liabilities.

            (c) Except for the representations and warranties set forth in
Article VI, neither Purchaser nor any other Person is making any representations or warranties, written or oral, statutory, express or implied, with respect to Purchaser.

         11.03 Entire Agreement. This Agreement, along with the Schedules and Exhibits hereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         11.04 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier which guarantees delivery on the next Business Day after deposit with such overnight courier:

                  (i) if to Purchaser,

                         Nextel Spectrum Acquisition Corp.
                         2001 Edmund Halley Drive
                         Reston, Virginia 20191
                         Attention: Thomas Seneca,
                                    Senior Manager of Strategic Finance
                         Fax: (703) 433-4730

                         with a copy (which shall not constitute notice) to:

                         Nextel Communications, Inc.
                         2001 Edmund Halley Drive
                         Reston, Virginia  20191
                         Attention:  Leonard Kennedy, Esq.
                                     General Counsel
                         Fax: (703) 249-5901

                         and with a copy (which shall not constitute notice) to:

                         Jones Day
                         41 South High Street
                         Columbus, Ohio 43215
                         Attention:  Gregory A. Gorospe, Esq.
                         Fax: (614) 461-4198

                  (ii) if to Sellers or any Seller,

                         Nucentrix Broadband Networks, Inc.
                         4120 International Parkway, Suite 2000
                         Carrollton, Texas 75007
                         Attention:  J. Curtis Henderson
                         Fax:       (974) 662-3800

                         and with a copy (which shall not constitute notice) to:

                         Vinson & Elkins L.L.P.
                         3800 Trammell Crow Center
                         2001 Ross Avenue
                         Dallas, Texas 75201-2975
                         Attention: Rodney L. Moore
                         Fax:       (214) 999-7781

Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party: (a) upon actual receipt, if delivered personally; (b) three Business Days after deposit in the mail, if sent by Registered or Certified Mail; (c) upon confirmation of successful transmission if sent by facsimile; or (d) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier as described above.

         11.05 No Third-Party Beneficiaries; Liability; Non-Recourse. Except as provided in Article X with respect to indemnification of the Indemnified Parties hereunder, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.

         11.06 Interpretation; Exhibits and Schedules; Certain Definitions.

            (a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Nothing contained in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the
Schedule identifies the exception with particularity and detail, and each Schedule creates such an exception only to the extent the applicable representations and warranty referred to by such Schedule by number. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

            (b) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neutral genders of such terms.

            (c) Any agreement, instrument, statute or regulation defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes or regulations) by succession of comparable successor statutes or regulations and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

         11.07 Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Purchaser or Sellers without the prior written consent of the other parties hereto. Notwithstanding the foregoing, Purchaser may assign its rights and obligations hereunder (including its rights to purchase any of the Acquired Assets) to (i) one or more Affiliates of Purchaser or (ii) after the Closing, to any assignee or transferee of all or a portion of the Acquired Assets; provided, however, such assignment will not relieve Purchaser from any of its obligations hereunder. Any attempted assignment in violation of this Section 11.07 shall be void and unenforceable.

         11.08 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

         11.09 Submission to Jurisdiction; Consent to Service of Process.

            (a) The Parties agree that the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby and any and all Proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 11.04 hereof; provided, however, that if the Bankruptcy Cases have closed and have not been reopened pursuant to Section 350 of the Bankruptcy Code, the parties agree to unconditionally and irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Northern District of Texas sitting in Dallas County and any appellate court from any thereof, for the resolution of any such claim or dispute.

            (b) The parties hereby unconditionally and irrevocably waive, to the fullest extent permitted by Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in any court specified in Section 11.09(a) above, or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

            (c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 11.04.

         11.10 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS SET FORTH IN THIS SECTION 11.10.

         11.11 Specific Performance. EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTIES WOULD BE IRREPARABLY DAMAGED IF ANY OF THE PROVISIONS OF THIS AGREEMENT ARE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS AND THAT ANY BREACH OF THIS AGREEMENT COULD NOT BE ADEQUATELY COMPENSATED IN ALL CASES BY MONETARY DAMAGES ALONE AND THAT, IN ADDITION TO ANY OTHER RIGHT OR REMEDY TO WHICH A PARTY MAY BE ENTITLED AT LAW OR IN EQUITY, IT SHALL BE ENTITLED TO ENFORCE ANY PROVISION OF THIS AGREEMENT BY A DECREE OF SPECIFIC PERFORMANCE AND TO TEMPORARY, PRELIMINARY AND PERMANENT INJUNCTIVE RELIEF TO PREVENT BREACHES OR THREATENED BREACHES OF ANY OF THE PROVISIONS OF THIS AGREEMENT, WITHOUT POSTING ANY BOND OR OTHER UNDERTAKING.

         11.12 Construction. Purchaser and Sellers hereby acknowledge that (a) Purchaser and Sellers jointly and equally participated in the drafting of this Agreement and all other agreements contemplated hereby, (b) both Purchaser and Sellers have been adequately represented and advised by legal counsel with respect to this Agreement and the transactions contemplated hereby, and (c) no presumption shall be made that any provision of this Agreement shall be construed against any party by reason of any role in the drafting of this Agreement or any other agreement contemplated hereby.

         11.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Bankruptcy Code and internal laws of the State of New York.

         11.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         11.15 Intentionally Deleted.

         11.16 Funding. The parties acknowledge and agree that no provision of this Agreement requires Purchaser to loan or otherwise advance any funds to Sellers or any of their Subsidiaries unless Purchaser expressly agrees in writing to loan or otherwise advance any such funds.

                      [Signature Page Immediately Follows]

         IN WITNESS WHEREOF, Sellers and Purchaser have duly executed this Agreement as of the date first written above.



                                         NUCENTRIX BROADBAND NETWORKS, INC.



                                         By: /s/ Carroll D. McHenry
                                             -----------------------------------
                                         Name:  Carroll D. McHenry
                                         Title: President and Chief Executive
                                                Officer


                                         HEARTLAND CABLE TELEVISION, INC.



                                         By: /s/ Carroll D. McHenry
                                             -----------------------------------
                                         Name:  Carroll D. McHenry
                                         Title: President and Chief Executive
                                                Officer


                                         NUCENTRIX INTERNET SERVICES, INC.



                                         By: /s/ Carroll D. McHenry
                                             -----------------------------------
                                         Name:  Carroll D. McHenry
                                         Title: President and Chief Executive
                                                Officer


                                         NUCENTRIX SPECTRUM RESOURCES, INC.



                                         By: /s/ Carroll D. McHenry
                                             -----------------------------------
                                         Name:  Carroll D. McHenry
                                         Title: President and Chief Executive
                                                Officer


                                         NEXTEL SPECTRUM ACQUISITION CORP.



                                         By: /s/ Marc Montagner
                                             -----------------------------------
                                         Name:  Marc Montagner
                                         Title: Vice President



                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                         UNRESTRICTED SUBSIDIARY FUNDING COMPANY



                                         By: /s/ Marc Montagner
                                             -----------------------------------
                                             Name:  Marc Montagner
                                             Title: Vice President




                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

EXHIBITS:

Exhibit A                  DIP Loan Agreement
Exhibit B                  Escrow Agreement


SCHEDULES:

Schedule 1.01(a)           Excluded Causes of Action
Schedule 1.01(b)           Knowledge of Sellers
Schedule 1.01(c)           Permitted Liens
Schedule 1.01(d)           Wireless Cable Agreements
Schedule 2.02(i)           Acquired Tower Leases
Schedule 2.02(iv)          Company FCC Licenses
Schedule 2.02(vi)          Acquired Spectrum Leases
Schedule 2.07              Subsequently Excluded Assets
Schedule 3.01              Purchase Price
Schedule 5.05(b)           Condition of Acquired Assets - Exceptions
Schedule 5.06              Title to Real Property
Schedule 5.07(a)           Tower Leases
Schedule 5.07(b)(ii)       Tower Leases - Exceptions
Schedule 5.07(b)(iv)       Tower Leases - Defaults
Schedule 5.07(c)           Transmission Towers FCC/FAA Compliance - Exceptions
Schedule 5.08(a)           Contracts - Exceptions
Schedule 5.08(b)           Assigned Contracts
Schedule 5.08(c)           Assigned Contracts - Exceptions
Schedule 5.08(d)           Assigned Contracts - Notices
Schedule 5.10(a)           FCC Licenses
Schedule 5.10(b)           Company FCC Licenses - Exceptions
Schedule 5.10(c)           Company Pending Applications
Schedule 5.10(d)           Company Pending Applications - Exceptions
Schedule 5.10(e)           Constructed Facilities - Exceptions
Schedule 5.10(f)           Company FCC Licenses - FCC Reports Exceptions
Schedule 5.10(h)           Secondary Licenses
Schedule 5.10(i)(i)        Company FCC Licenses - Further Exceptions
Schedule 5.10(i)(ii)       Certain Acquired Spectrum Leases
Schedule 5.11(a)           Acquired Spectrum Leases - Exceptions
Schedule 5.11(b)           Acquired Spectrum Leases - Exceptions
Schedule 5.11(c)           Acquired Spectrum Leases FCC Licenses - Exceptions
Schedule 5.11(d)           Leased Pending Applications
Schedule 5.11(e)           Leased Pending Applications - Exceptions
Schedule 5.14              Proceedings
Schedule 5.18              Network Equipment
Schedule 5.19              Spare Parts and Equipment
Schedule 5.21              Interference Coordination Agreements
Schedule 5.24              Acquired WCS Agreements
Schedule 5.29              Insurance

Schedule 5.30              WorldCom FCC Licenses
Schedule 8.02(g)           FCC Approvals
Schedule 8.02(g)(i)        Principal BTA Licenses
Schedule 8.02(g)(ii)       Principal FCC Licenses